As filed with the Securities and Exchange Commission on December 16, 2003
                                                 Registration No. 333-106976
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
--------------------------------------------------------------------------------

                            MAVERICK TUBE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

      Delaware                                        43-1455766
(State or Other Jurisdiction of                       (IRS Employer
Incorporation or Organization)                    identification Number)

                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017
                                 (636) 733-1600
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                           Gregg Eisenberg, President
                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017
                                 (636) 733-1600
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                 With copies to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                          1600 Interco Corporate Tower
                                101 South Hanley
                            St. Louis, Missouri 63105
                            Telephone: (314) 615-6000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Maverick Tube Corporation (333-106976) is to amend the table under the caption "Selling Securityholders" in the prospectus to add the names of holders of notes not previously included as well as to reflect transfers of certain notes. In addition, certain other disclosures in the prospectus have been updated.


================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.

                 SUBJECT TO COMPLETION, Dated December 16, 2003
PROSPECTUS

                            MAVERICK TUBE CORPORATION

                                  $120,000,000

              4.00% Convertible Senior Subordinated Notes Due 2033 Shares of Common Stock Issuable Upon the Conversion of the Notes

                           ==========================

On June 9, 2003, we issued and sold $100,000,000 aggregate principal amount of our 4.00% Convertible Senior Subordinated Notes due 2033 in a private placement. On June 20, 2003, we issued and sold $20,000,000 aggregate principal amount of the notes in connection with the exercise by the initial purchasers of the notes of their over-allotment option. Selling securityholders may use this prospectus to resell their notes and the shares of common stock issuable upon conversion of their notes.

The notes will mature on June 15, 2033. We will pay interest on the notes each June 15 and December 15 to the holders of record on each June 1, and December 1. The first interest payment date was on December 15, 2003. Beginning with the six-month interest period commencing on June 15, 2008, we will pay contingent interest during a six-month interest period if the average trading price of a note equals or exceeds 130% of the principal amount of a note during a specified period prior to such six-month interest period as described in this prospectus.

The notes are convertible by holders into shares of our common stock at an initial conversion rate of 34.2583 shares of our common stock per $1,000 principal amount of notes (subject to adjustment in certain events), which is equal to an initial conversion price of $29.19 per share, under the following circumstances:

   o if the price of our common stock issuable upon conversion reaches specified thresholds described in this prospectus;

   o during the five business day period after any five consecutive trading day period in which the trading price for the notes for each day of that period was less than 98% of the product of the closing price of our common stock and the number of shares of common stock issuable upon conversion of $1,000 principal amount of notes;

   o if, during any period that the notes are rated by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group, the rating assigned to the notes by either such rating agency is reduced by two or more rating levels from the level initially assigned; however, we have no obligation to have the notes rated;

   o  if we call the notes for redemption; or

   o upon the occurrence of specified corporate transactions described in this prospectus.

We may redeem some or all of the notes at the redemption prices listed in this prospectus in two instances: (1) after June 15, 2008 and before June 15, 2011, provided the price of our common stock exceeds 130% of the conversion price of the notes then in effect for 20 trading days out of a period of 30 consecutive trading days, as specified in this prospectus, and (2) at any time on or after June 15, 2011.

Holders will have the right to require us to purchase the notes at a purchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, including contingent interest and liquidated damages, if any, on June 15 of 2011, 2013, 2018, 2023 and 2028 or upon a fundamental change as described in this prospectus.

The notes are subordinated to our existing and future senior indebtedness and structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes will be treated as contingent payment debt instruments that will be subject to special United States federal income tax rules. For a discussion of the special tax rules governing contingent payment debt instruments, see "Material United States federal income tax consequences."

See "Risk factors" beginning on page 9 for a discussion of certain risks that you should consider in connection with an investment in the notes and the common stock issuable upon conversion of the notes.

The notes not sold using this prospectus are eligible for trading in The PORTAL Market. Notes sold using this prospectus, however, will no longer be eligible for The PORTAL Market. We do not intend to list the notes for trading on any national securities exchange. Our common stock trades on the New York Stock
Exchange under the symbol "MVK." The last reported sale price on December 15, 2003 was $20.43 per share.

We will not receive any proceeds from the sale by the selling securityholders of the notes or the common stock issuable upon conversion of the notes. The selling securityholders may offer the notes or the underlying common stock, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. The selling securityholders may be deemed "underwriters" as defined in the Securities Act of 1933. If any broker-dealers are used by the selling securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any notes or common stock as principals, any profits received by such broker-dealers on the resale of the notes or underlying common stock may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions. Other than selling commissions and fees and stock transfer taxes, we will pay all expenses of the registration of the notes and underlying common stock and certain other expenses as set forth in the registration rights agreement between us and the initial purchasers of the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is __________, 2003

                                TABLE OF CONTENTS

                                                                           Page
About this prospectus...............................................          1
Prospectus summary..................................................          2
Risk factors........................................................          9
Cautionary statements regarding forward-looking statements..........         18
Use of proceeds.....................................................         19
Price range of common stock.........................................         19
Dividend policy.....................................................         19
Ratio of earnings to fixed charges..................................         20
Description of notes................................................         21
Registration rights.................................................         43
Description of our capital stock....................................         44
Material United States federal income tax consequences..............         51
Selling securityholders.............................................         57
Plan of distribution................................................         60
Legal matters.......................................................         62
Experts.............................................................         62
Industry and market data............................................         63
Where you can find more information.................................         63
Incorporation by reference..........................................         64

                           ==========================

                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration or continuous offering process. Under this shelf registration process, selling securityholders may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that the selling holders may offer. A selling holder may be required to provide you with a prospectus supplement containing specific information about the selling holder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where you can find more information."

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms "we," "us," "our" "Maverick" and "our company" refer to Maverick Tube Corporation and its consolidated subsidiaries.

                           ==========================

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

                               PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus and the documents we incorporate by reference. You should carefully read the entire prospectus and the documents we incorporate by reference to fully understand the terms of the notes as well as the tax and other considerations in making your investment decision.

We are a leading North American producer of welded tubular steel products used in energy and industrial applications. Our energy tubular product line consists of oil country tubular goods, commonly referred to as OCTG, line pipe and coiled tubing. We are the largest producer of OCTG and line pipe products for use in newly drilled oil and natural gas wells and for transporting oil and natural gas in North America. We primarily sell these products to distributors in the United States and Canada. We expanded into coiled tubing products with our acquisitions of Precision Tube Holding Corporation in March 2002 and of SeaCAT Corporation in February 2003. Coiled tubing products are used primarily to maintain existing wells and also to complete new wells. We sell coiled tubing to customers throughout North America and internationally.

Our industrial product line is comprised of structural tubing, also known as hollow structural sections or HSS, standard pipe, pipe piling and steel electrical conduit products. Structural tubing products are utilized in construction, transportation, agricultural, material handling and recreational applications. Standard pipe products are used in industrial applications such as steam, water, air and gas lines and plumbing and heating. We recently entered the electrical conduit business with our acquisition of the tubular division of The LTV Corporation, which we completed on December 31, 2002. Electrical conduit is primarily used as sheathing for electrical and computer wiring in industrial, commercial and institutional construction, which is referred to as non-residential construction. We sell our industrial products to service centers, fabricators and end-users.

For the year ended December 31, 2002, we generated net revenues of $452.9 million and net income of $3.4 million. Assuming the acquisition of the tubular division of The LTV Corporation occurred at the beginning of the period, pro forma net revenues and net income for the year ended December 31, 2002 were $678.6 million and $16.5 million, respectively. During 2002, energy products accounted for approximately 82% of our total net revenues. For the nine months ended September 30, 2003, energy products accounted for approximately 69% of our total net revenues compared to approximately 82% for the comparable period in 2002. The increased contribution from our industrial product segment was driven primarily by the inclusion of financial results from the tubular division of The LTV Corporation.

We were incorporated in Missouri in 1977 and reincorporated in Delaware in 1987. Our principal executive offices are located at 16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017, and our phone number is (636) 733-1600. We maintain a website on the Internet at www.maverick-tube.com. Our website, and the information contained on our website, is not a part of this prospectus.

                                  THE OFFERING

Issuer............................    Maverick Tube Corporation.

Securities offered................    $120,000,000 aggregate principal amount of
                                      4.00%  Convertible   Senior   Subordinated
                                      Notes Due 2033.

Maturity date ....................    June 15, 2033.

Interest..........................    4.00% per annum on the  principal  amount,
                                      payable  semiannually  in  arrears on each
                                      June  15  and   December   15,   beginning
                                      December  15,  2003.   We  will  also  pay
                                      contingent interest on the notes under the
                                      circumstances     described     in    this
                                      prospectus.

Subordination.....................    The    notes   are    general    unsecured
                                      obligations,  subordinated  to  all of our
                                      existing   and  future   senior  debt  and
                                      effectively  subordinated  to all existing
                                      and   future    indebtedness   and   other
                                      liabilities  of  our  subsidiaries.  As of
                                      September    30,   2003,    we   and   our
                                      subsidiaries  had   approximately   $139.1
                                      million of  outstanding  indebtedness  and
                                      other  balance  sheet  liabilities  as  to
                                      which  the  notes  are   subordinated   or
                                      effectively  subordinated.  The  indenture
                                      for the notes does not  restrict us or our
                                      subsidiaries  from  incurring   additional
                                      debt    or    other    liabilities.    Our
                                      subsidiaries will not guarantee any of the
                                      obligations    under   the   notes.    See
                                      "Description of notes--Subordination of the notes."

Contingent interest...............    We  will  make   additional   payments  of
                                      interest,  referred to in this  prospectus
                                      as  "contingent   interest,"   during  any
                                      six-month  period from June 15 to December
                                      14  or  from   December   15  to  June  14
                                      commencing  on or after June 15,  2008 for
                                      which  the  average  trading  price of the
                                      notes for the applicable  five trading day
                                      reference period equals or exceeds 130% of
                                      the  principal  amount  of the notes as of
                                      the day  immediately  preceding  the first
                                      day of the applicable  six-month  interest
                                      period. The amount of contingent  interest
                                      payable   per  note  in   respect  of  any
                                      six-month period will be equal to 0.25% of
                                      the average trading price, as described in
                                      this   prospectus,   of  a  note  for  the
                                      applicable   five  trading  day  reference
                                      period.  The five  trading  day  reference
                                      period  means the five trading days ending
                                      on  the  second  trading  day  immediately
                                      preceding the relevant  six-month interest
                                      period.   For   more   information   about
                                      contingent interest, see "Description of notes--Contingent interest."

Conversion rights.................    Holders  may  convert   their  notes  into
                                      shares of our common stock under any of the following circumstances:

                                      (1) during any calendar quarter (and only during such calendar quarter) if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter, is greater than or equal to 120% of the conversion price per share of our common stock on such last trading day, or

                                      (2)  during the five  business  day period
                                      after  any five  consecutive  trading  day
                                      period  in which  the  trading  price  per
                                      $1,000  principal amount of notes for each
                                      day of that  period  was less  than 98% of
                                      the  product of the  closing  price of our
                                      common  stock and the  number of shares of
                                      common stock  issuable upon  conversion of
                                      $1,000 principal amount of notes,  subject
                                      to our  right to  provide  cash in lieu of
                                      common  stock under  specified  conditions
                                      described     under     "Description    of
                                      notes--Conversion rights--Conversion upon satisfaction of trading price condition," or

                                      (3) at any time during any period that the
                                      notes   are   rated  by   either   Moody's
                                      Investors  Service,  Inc.  or  Standard  &
                                      Poor's  Rating Group and the credit rating
                                      assigned  to  the  notes  by  either  such
                                      rating  agency is  reduced  by two or more
                                      rating  levels  from the  level  initially
                                      assigned,   although   we  are   under  no
                                      obligation to have the notes rated, or

                                      (4) if the notes have been called for redemption, or

                                      (5)  upon  the   occurrence  of  specified
                                      corporate   transactions  described  under
                                      "Description     of      notes--Conversion
                                      rights--Conversion      upon     specified
                                      corporate transactions."

                                      For each $1,000  principal amount of notes
                                      surrendered  for   conversion,   you  will
                                      receive   34.2583  shares  of  our  common
                                      stock.    This   represents   an   initial
                                      conversion  price of  $29.19  per share of
                                      common   stock.   As   described  in  this
                                      prospectus,  the  conversion  rate  may be
                                      adjusted for certain reasons,  but it will
                                      not be  adjusted  for  accrued  and unpaid
                                      interest. Except as otherwise described in
                                      this prospectus,  you will not receive any
                                      payment  representing  accrued  and unpaid
                                      interest   upon   conversion  of  a  note;
                                      however,   we   will   continue   to   pay
                                      liquidated  damages,  if any, on the notes
                                      and  the  common   stock   issuable   upon
                                      conversion   thereof   to  the  holder  in
                                      accordance with the registration rights agreement. Notes called for redemption may be surrendered for conversion prior to the close of business on the second business day immediately preceding the redemption date.

Provisional redemption............    We may redeem  the  notes,  in whole or in
                                      part,  at any time after June 15, 2008 and
                                      before June 15, 2011 at a redemption price
                                      equal  to  $1,000  per  $1,000   principal
                                      amount  of  notes  to  be  redeemed,  plus
                                      accrued  and  unpaid  interest,  including
                                      contingent  interest,   if  any,  to,  but
                                      excluding,   the  provisional   redemption
                                      date,  if the closing  price of our common
                                      stock has exceeded 130% of the  conversion
                                      price  then  in  effect  for at  least  20
                                      trading   days   within  a  period  of  30
                                      consecutive trading days ending on the trading day prior to the date on which we mail the provisional redemption notice, which date will be at least 20 days but no more than 60 days prior to the provisional redemption date.

Optional redemption...............    On or after June 15,  2011,  we may redeem
                                      for cash  all or part of the  notes at any
                                      time,  upon  no  less  than 20 and no more
                                      than 60 days' notice before the redemption
                                      date  by  mail to the  trustee  under  the
                                      indenture  under  which the notes  will be
                                      issued,  the paying  agent and each holder
                                      of notes, for a price equal to 100% of the
                                      principal   amount  of  the  notes  to  be
                                      redeemed   plus  any  accrued  and  unpaid
                                      interest,  including  contingent interest,
                                      if  any,  to  the  redemption   date.  See
                                      "Description      of       notes--Optional
                                      redemption."

Purchase of notes by us at the
option of holder..................    Holders  have the right to  require  us to
                                      purchase  all or any  portion of the notes
                                      for cash on June 15 of 2011,  2013,  2018,
                                      2023 and 2028. In each case, we will pay a
                                      purchase   price  equal  to  100%  of  the
                                      principal   amount  of  the  notes  to  be
                                      purchased  plus  any  accrued  and  unpaid
                                      interest,  including  contingent interest,
                                      if  any,  to  such  purchase   date.   See
                                      "Description of notes--Purchase of notes by us at the option of the holder."

Fundamental Change................    If we  undergo a  Fundamental  Change  (as
                                      defined     under      "Description     of
                                      notes--Purchase  of  notes  by us  at  the
                                      option of the  holder  upon a  Fundamental
                                      Change")  prior to June 15, 2011,  holders
                                      will have the right,  at their option,  to
                                      require us to purchase any or all of their
                                      notes  for  cash,  or any  portion  of the
                                      principal  amount thereof that is equal to
                                      $1,000 or an integral  multiple of $1,000.
                                      The cash price we are  required  to pay is
                                      equal to 100% of the  principal  amount of
                                      the notes to be purchased plus accrued and
                                      unpaid  interest,   including   contingent
                                      interest,   if  any,  to  the  Fundamental
                                      Change purchase date. See "Description of notes--Purchase of notes by us at the option of the holder upon a Fundamental
                                      Change."

Registration rights...............    We  have  agreed  to  use  all  reasonable
                                      efforts to keep the shelf registration statement, of which this prospectus forms a part, effective until the earlier of:

                                      o   all   securities    covered   by   the
                                      registration  statement  have been sold in
                                      the    manner    contemplated    by    the
                                      registration statement,

                                      o  the  date  on  which  all   registrable
                                      securities may be resold  pursuant to Rule
                                      144(k) under the Securities Act of 1933,

                                      o such time as there are no longer any registrable securities outstanding, and

                                      o   a   subsequent   shelf    registration
                                      statement    covering   the    registrable
                                      securities is declared effective by the SEC under the Securities Act of 1933.

                                      If we fail to comply with certain of our obligations under the registration rights agreement, we will be required to pay liquidated damages to the holders of any notes that have not been resold pursuant to this offering and any shares of our common stock issued upon conversion of such notes that have not been resold pursuant to this offering.

Use of proceeds...................    The selling  securityholders  will receive
                                      all of the proceeds from the sale under this prospectus of notes and the common stock issuable upon the conversion of the notes. We will not receive any proceeds from these sales.

Trustee, paying agent and
conversion agent..................    The Bank of New York.

U.S. federal income tax
consequences......................    We and each holder agree in the  indenture
                                      to treat the notes as  contingent  payment
                                      debt  instruments for U.S.  federal income
                                      tax  purposes.  As a holder of notes,  you
                                      will be  deemed  to have  agreed to accrue
                                      original  issue  discount  on  a  constant
                                      yield   to   maturity   basis  at  a  rate
                                      comparable  to the  rate at which we would
                                      borrow in a noncontingent,  nonconvertible
                                      borrowing   with   comparable   structural
                                      terms,  8.48%,  compounded  semi-annually,
                                      even  though  the notes  will have a lower
                                      stated   yield   to   maturity.   You  may
                                      recognize  taxable  income  in  each  year
                                      significantly   in  excess   of   interest
                                      payments  (whether  fixed  or  contingent)
                                      actually received that year. Additionally,
                                      you  will   generally   be   required   to
                                      recognize  ordinary income on the gain, if
                                      any,   realized   on  a  sale,   exchange,
                                      conversion or redemption of the notes.  In
                                      the case of a  conversion,  this gain will
                                      be measured  by the fair  market  value of
                                      the  stock  received.  A  summary  of  the
                                      United   States    federal    income   tax
                                      consequences of ownership of the notes and
                                      our  common  stock  is  described  in this
                                      prospectus  under  the  heading  "Material
                                      United   States    federal    income   tax
                                      consequences."  Owners of the notes should
                                      consult  their  tax  advisors  as  to  the
                                      United  States  federal,  state,  local or
                                      other  tax   consequences   of  acquiring,
                                      owning and disposing of the notes and our common stock.

Governing law.....................    The   indenture  and  the  notes  will  be
                                      governed by, and construed in accordance with, the laws of the State of New York.

Trading...........................    The notes  are  currently  trading  in the
                                      Private  Offerings,  Resales  and  Trading
                                      through    Automatic    Linkages   Market,
                                      commonly referred to as The PORTAL Market.
                                      Notes  sold by  means  of this  prospectus
                                      will no longer be eligible  for trading in
                                      The PORTAL  Market but are  expected to be
                                      trading over the counter. We do not intend
                                      to  list  the   notes   on  any   national
                                      securities exchange or on the Nasdaq Stock
                                      Market.

New York Stock Exchange symbol
for our common stock..............    Our common stock is listed on the New York
                                      Stock Exchange under the symbol "MVK."


                                  Risk Factors

You should read the "Risk factors" section beginning on page 9 of this prospectus prior to investing in the notes.

                             SUMMARY FINANCIAL DATA

We have derived the consolidated financial information for the nine months ended September 30, 2003 and September 30, 2002 from unaudited financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003 and September 30, 2002, respectively, which are incorporated by reference in this prospectus. We have derived the consolidated financial information as of December 31, 2002, and for each of the years in the three-year period ended December 31, 2002, from our audited consolidated financial statements included in our Annual Reports on Form 10-K for the year ended December 31, 2002 and December 31, 2001, which are incorporated by reference in this prospectus. In our opinion, the information for the nine months ended September 30, 2003 and September 30, 2002 reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and financial condition. Results from interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary. You should read this information in conjunction with those consolidated financial statements and the related notes.




                                                         Nine months ended
                                                           September 30,               Year ended December 31,
   (in thousands, except per share data)                2003           2002        2002         2001          2000
-----------------------------------------            ----------    ---------   ------------ ------------  --------
                                                             (unaudited)

Statement of Operations Data:
Net sales.......................................... $  641,116     $328,073   $452,913     $  544,933    $  562,023
Cost of goods sold.................................    580,796      293,163    409,916        441,843       488,397
                                                    ----------    ---------   --------     ----------    ----------
Gross profit.......................................     60,320       34,910     42,997        103,090        73,626
Selling, general and administrative................     39,814       25,799     34,032         30,372(1)     25,466
Restructuring charges..............................         --          369      1,186(2)       8,061(2)         --
Partial trade case relief..........................       (950)          --     (2,709)            --            --
Start-up costs.....................................         --           --         --          1,101(3)        267(3)
                                                    ----------    ---------   --------     ----------    ----------
Income from operations.............................     21,456        8,742     10,488         63,556        47,893
Transaction costs..................................         --           --         --             --        11,253(4)
Interest expense...................................      7,153        2,763      4,325          3,090         3,177
                                                    ----------    ---------   --------     ----------    ----------
Income from continuing operations before income
   taxes...........................................     14,303        5,979      6,163         60,466        33,463
Provision for income taxes.........................      4,321        2,524      3,277         21,228        14,736
                                                    ----------    ---------   --------     ----------    ----------
Income from continuing operations..................      9,982        3,455      2,886         39,238        18,727
(Loss) from operations of discontinued DOM
   facility, less applicable income tax benefit(5).         --           --         --           (957)       (2,162)
Gain (loss) on disposal of DOM facility(5).........         --          518        518        (10,240)           --
                                                    ----------    ---------   --------     ----------    ----------
Net income......................................... $    9,982    $   3,973   $  3,404     $   28,041    $   16,565
                                                    ==========    =========   ========     ==========    ==========
Diluted earnings per share from continuing
   operations......................................      $0.24    $    0.09   $   0.08     $     1.15    $     0.54
Diluted earnings per share.........................      $0.24    $    0.11   $   0.09     $     0.82    $     0.48
Average shares deemed outstanding..................     41,669       37,205     38,492         34,117        34,525



                                                          Nine months ended
                                                            September 30,                Year ended December 31,
(in thousands, except ratios and per share data)           2003        2002           2002        2001         2000
------------------------------------------------       -----------  ----------     ----------  ----------   ---------
                                                            (unaudited)

Other Data:
Depreciation and amortization from continuing
operations...............................              $   16,733    $   14,137  $   19,954  $   14,841    $   12,602
Capital expenditures.....................                  13,046        17,945      22,809      25,784        51,780
Ratio of earnings to fixed charges (6)...                     2.7           2.5         1.9        11.3           5.2
Balance Sheet Data:
(End of period)
Working capital..........................              $  236,825    $  140,533  $  201,195  $  142,316    $  118,828
Total assets.............................                 643,653       444,372     595,883     357,447       390,818
Current maturities of long-term debt.....                   4,241(7)      1,519       2,977         938           866
Short-term revolving credit facility.....                      --            --          --       3,219        20,766
Long-term senior credit facility.........                  50,207        11,125     132,927      62,000        62,038
Other long-term debt (less current
  maturities)............................                   4,311(7)      6,593       2,742       5,991         6,929
Stockholders' equity.....................                 368,872       339,563     338,286     225,383       213,256

---------------------------


(1) Includes a charge of $1.5 million in connection with an abandoned acquisition.

(2) We recorded restructuring charges for the write-down of property and equipment and accrual of other cash obligations of $1.2 million and $8.1 million for the years ended December 31, 2002 and 2001, respectively, resulting from the closing of the Longview facility and the relocation of most of that facility's production equipment to Hickman, Arkansas.

(3) Represents operating losses of our large diameter pipe and tubing facility, which began operations in October 2000.

(4) In connection with the Prudential combination, we recorded transaction costs of $11.3 million for the year ended December 31, 2000. Transaction costs include investment banking, legal, accounting, printing, severance pay and other costs directly related to the combination.

(5) We decided to discontinue our Cold Drawn Tubular (DOM) business during 2001.

(6) This ratio is computed by dividing the earnings by the total fixed charges for the applicable period. Earnings is defined as pre-tax income from continuing operations, plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges represent total interest charges (including capitalized interest), capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

(7)  Includes   long-term  lease   obligations  and  a  promissory  note  issued
inconjunction with the SeaCAT acquisition.


                                  RISK FACTORS

You should consider carefully the following risk factors and other information included in this prospectus and the documents we have incorporated by reference into this prospectus before purchasing any of our notes. Additional risks not presently known to us and risks that we currently deem immaterial may also impair our business operations. Our business and financial condition could be seriously harmed by any of these risks. In addition, the trading price of our notes and common shares could decline due to the occurrence of any of such events, and you may lose all or part of your investment.

Risks related to the notes and the offering

The notes are unsecured senior subordinated obligations.

The notes are  unsecured  and  subordinated  in right of  payment  to all of our existing and future senior indebtedness. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the notes due to an event of default under the indenture and in certain other events, our assets will be available to pay obligations on the notes only after all senior indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the outstanding notes. The notes also are effectively subordinated to the liabilities, including trade payables, of our subsidiaries. As of September 30, 2003, we and our subsidiaries had approximately $139.1 million of outstanding indebtedness and balance sheet liabilities as to which the notes are subordinated or effectively subordinated. After retiring our senior indebtedness and the indebtedness of our subsidiaries, we may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

We have a holding company structure and will depend on distributions from our operating subsidiaries to make payments on the notes. Contractual or legal restrictions applicable to our subsidiaries could limit distributions from them.

We currently conduct substantially all our operations through both U.S. and foreign subsidiaries and derive substantially all our operating income and cash flow from our subsidiaries. As a result, we depend on distributions or advances from our subsidiaries to meet our debt service obligations. In general, these subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. Existing or future contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain from our subsidiaries the cash that we require to pay our debt service obligations, including the notes. Most of our subsidiaries are co-obligors under our existing senior credit facility.

We may incur significant additional indebtedness.

The indenture under which we issued the notes does not restrict us from incurring additional indebtedness. As of September 30, 2003, we had outstanding $50.2 million of senior indebtedness, including borrowings under our senior credit facility, leaving $125 million available for additional borrowing thereunder. Our senior credit facility prohibits our incurrence of other debt without the consent of the lenders.

We may not have the funds necessary to purchase the notes at the option of the holders or upon a change of control.

On June 15, 2011, 2013, 2018, 2023 and 2028 or upon the occurrence of a change in control that constitutes a "Fundamental Change" (as defined in "Description of notes--Purchase of notes by us at the option of the holder upon a Fundamental Change"), each holder of the notes has the right to require us, subject to certain conditions, to repurchase for cash all or part of that holder's notes for $1,000 per $1,000 principal amount of notes. We may not have sufficient financing, or the ability to arrange financing, to make any repurchases of the notes. Furthermore, depending on the terms of the senior indebtedness, if we are required to repurchase the notes upon a Fundamental Change, we may be required to pay the holders of senior indebtedness in full before we may repurchase any of the notes. Failure by us to repurchase the notes when required will result in an event of default with respect to the notes.

Our earnings may be more volatile because of the conversion contingency provision of the notes.

Holders of the notes may convert the notes into shares of our common stock in any calendar quarter if the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the quarter preceding the quarter in which the conversion occurs is more than 120% of the conversion price per share of our common stock on the last trading day. Until this contingency is met, the shares underlying the notes are not included in the calculation of basic or fully diluted earnings per share for the applicable accounting period. If this contingency occurs, earnings per share would likely decrease as a result of the inclusion of the underlying shares in the diluted earnings per share calculation. However, if this contingency is met, interest will not be included in the calculation of our fully diluted earnings per share. Volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, thereby increasing the volatility of fully diluted earnings per share.

The market price of the notes could be significantly affected by the market price of our common stock, which may fluctuate significantly.

We expect that the market price of the notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value for the notes than would be expected for nonconvertible debt securities we may issue. Factors that could affect our common stock price include the following:

o fluctuations in our quarterly results of operations and cash flows or those of other companies in our industry;

o the public's reaction to our press releases, announcements and filings with the SEC;

o  changes in financial estimates or recommendations by research analysts;

o  changes in the amount of indebtedness we have outstanding;

o  changes in the ratings of our notes, if rated, or other securities;

o changes in general conditions in the U.S. and international economy, financial markets or the industries in which we operate;

o  significant  contracts,   acquisitions,   dispositions,   financings,   joint
   marketing relationships, joint ventures or capital commitments by us or our competitors;

o  developments related to significant claims or proceedings against us;

o  our dividend policy; and

o  future sales of our equity or equity-linked securities.

In recent years, stock markets, including the New York Stock Exchange, have experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market prices of our common stock and the notes. See "Price range of common stock."

Future sales of our stock could adversely affect our common stock price.

Future sales of our common stock and instruments convertible or exchangeable into our common stock and transactions involving equity derivatives relating to our common stock, or the perception that such sales or transactions could occur, could adversely affect the market price of our common stock and, in turn, the market price of the notes.

An active trading market for the notes may not develop.

The notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. Although the notes that were sold to qualified institutional buyers pursuant to Rule 144A are currently eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc., notes sold pursuant to this prospectus will not continue to trade on the PORTAL Market. Although some of the initial purchasers are currently making a market in the notes, they may cease their market-making activity at any time in their sole discretion. In addition, this market-making activity will be subject to the limitations imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and may be limited during the effectiveness of a registration statement relating to the notes. Accordingly, an active trading market for the notes may not develop. If an active trading market does not develop or is not maintained, holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. Future trading prices for the notes may be adversely affected by many factors, including changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in our industry.

Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes, if one exists, will be subject to disruptions. Any disruptions may have a negative effect on the holders of the notes, regardless of our prospects or financial performance.

The indenture does not contain any restrictive covenants.

The indenture governing the notes does not:

o require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and, therefore, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

o limit our ability or the ability of any of our subsidiaries to incur additional indebtedness that is senior or structurally senior in right of payment to the notes; or

o  restrict our ability to pledge our assets or those of our subsidiaries.

In light of the absence of any of the foregoing restrictions, we may conduct our businesses in a manner that may cause the market price of our notes and common stock to decline or otherwise restrict or impair our ability to pay amounts due on the notes.

You should consider the United States federal income tax consequences of owning the notes.

We intend to treat the notes as indebtedness for United States federal income tax purposes and intend to take the position that the notes will be subject to the special regulations governing contingent payment debt instruments (which we refer to as the CPDI regulations). Notwithstanding the issuance of a revenue ruling which supports certain aspects of the tax treatment described in this prospectus, the application of the CPDI regulations to instruments such as the notes is uncertain in several respects, and, as a result, we can give no assurance that the Internal Revenue Service or a court would agree with the treatment described herein and no ruling will be obtained from the Internal Revenue Service concerning the application of the CPDI regulations to the notes. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. In particular, a holder might be required to accrue interest income at a higher or lower rate, might recognize income, gain or loss upon conversion of the notes into shares of our common stock, and might recognize capital gain or loss upon a taxable disposition of the notes. Please read "Material United States federal income tax consequences."

The notes may not be rated or may receive a lower rating than anticipated.

We believe it unlikely that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the notes and our common stock could be harmed.

Risks related to our business and operations

Downturns in oil and natural gas prices would reduce demand for our energy products, which could cause our sales to decrease.

Our principal products consist of OCTG, line pipe and coiled tubing and line pipe. Sales of these products to the energy industry constitute our most significant revenue source. In fact, revenues from the sale of OCTG and line pipe to the energy industry accounted for approximately 82% and 84% of our revenues for the years ended December 31, 2002 and 2001, respectively. For the nine months ended September 30, 2003, energy products accounted for approximately 69% of our total net revenues, compared to approximately 82% for the corresponding quarter in 2002. Demand for these products depends primarily upon the number of oil and natural gas wells being drilled, completed and worked over in the U.S. and Canada and the depth and drilling conditions of these wells. Similar factors also affect the demand for line pipe. The level of these activities is primarily dependent on current and anticipated oil and natural gas prices. Many factors, such as the supply and demand for oil and natural gas, general economic conditions and global weather patterns, affect these prices. As a result, future levels and volatility of oil and natural gas prices are uncertain. In periods where the demand level for our OCTG products is reduced, we would expect that our sales of these products would decrease.

Easing or elimination of trade relief now in place would likely increase the level of imports of products that compete with ours, which would cause increased competition for our products.

The level of imports of OCTG, which has varied significantly over time, affects the U.S. and Canadian OCTG markets. We believe that these import levels are affected by, among other things:

o  North American and overall world demand for OCTG;

o  the trade practices of and government subsidies to foreign producers; and

o  the presence or absence of antidumping and countervailing duty orders.

Antidumping and countervailing duty orders require special duties to be imposed in amounts designed to offset unfair pricing and government subsidization, respectively. In the U.S., once an order is in place, foreign producers, importers, domestic producers and other parties may request an "administrative review" on a yearly basis to determine the duty rates to be applied to imports during subsequent years as well as the duty deposit rates for future imports from the companies covered by the review. In addition, a company that did not ship to the U.S. during the original period examined by the U.S. government may request a "new shipper review" to obtain its own duty rate on an expedited basis.

U.S. antidumping and countervailing duty orders may be revoked as a result of periodic "sunset reviews." An individual importer may also obtain revocation applicable only to itself under certain circumstances. In June 2000, the U.S. government completed sunset reviews of orders covering Canada and Taiwan and revoked both orders. In June 2001, the U.S. government completed sunset reviews of the orders covering Argentina, Italy, Japan, Korea and Mexico and kept those orders in place. However, those orders remain subject to future periodic sunset reviews. If the orders covering imports from Argentina, Italy, Japan, Korea and Mexico are revoked in full or in part or if the duty rates are lowered, we could be exposed to increased competition from imports, which could have a material adverse effect on our U.S. business. The antidumping and countervailing import duty orders on line pipe products expired on March 1, 2003, and were not extended. The expiration of the import duty orders on line pipe could expose us to increased competition from imports, which could adversely affect our sales and operating profits in this segment of our business.

In March 2002, an antidumping petition was filed with the U.S. government covering OCTG products from Austria, Brazil, China, France, Germany, India, Indonesia, Romania, South Africa, Spain, Turkey, the Ukraine and Venezuela. On May 10, 2002, the U.S. government voted to end this case. As a result of this ruling, there will not be any additional import relief for OCTG products. However, as the energy drilling environment improved during the first nine months of 2003, our OCTG products were subjected to increased import penetration. Imported OCTG products accounted for 27.3% of the U.S. OCTG market for the nine months ended September 30, 2003 as compared to 21.3% for the nine months ended September 30, 2002.

The Section 201 trade case signed by the President in March 2002 provided a three-year program of quotas and tariffs covering a wide range of imported steel products. Our standard pipe product line and HSS product line are subject to the same tariff system of 15%, 12% and 9%. Our energy and electrical conduit product lines are not protected in the trade case ruling. On December 4, 2003, the President revoked these tariffs.

In August 2002, the Canadian International Trade Tribunal found injury on the part of all imported steel products except hot rolled products. At this point in time, the Canadian government has not acted on the Tribunal's findings; thus, no further trade action has been taken.

The likely result of significant increased competition from the easing or elimination of trade relief now in place would likely be decreased sales of our energy products and lower overall profitability.

Increases in steel prices, which would increase our costs of manufacturing our products, would likely decrease our operating profits.

Purchased steel currently represents slightly more than two-thirds of our cost of goods sold. As a result, the steel industry, which is highly volatile and cyclical in nature, affects our business both positively and negatively. Numerous factors, most of which are beyond our control, drive the cycles of the steel industry and influence steel prices. Some of these factors are:

o  general economic conditions;

o  industry capacity utilization;

o  import duties and other trade restrictions; and

o  currency exchange rates.

Changes in steel prices can affect the pricing and gross margin levels of our products. With respect to industrial products, we seek to recover any increase in steel costs by attempting to increase the price of our products. However, increases in the prices of our products often do not fully compensate for steel price increases and generally lag several months behind increases in steel prices. Prices of energy products move in conjunction with demand for those products and are not necessarily related to changes in steel costs. This could result in an inability to recover steel cost increases on those products during poor energy market conditions. Consequently, we typically have a limited ability to recover increases in steel costs.

In November 2001, the International Trade Commission (ITC) recommended to the President of the United States that a Section 201 case for steel and all steel products, with the exception of OCTG products, be supported with a wide scale program of quotas and duties. The President's remedy plan released on March 5, 2002, provided relief to the U.S. steel industry through a three-year program of quotas and tariffs covering a wide range of imported steel products. Of specific interest to our business, imported flat rolled products, including hot rolled steel coils, were subject to a 30% tariff in year one, a 24% tariff in year two, and an 18% tariff in year three. This plan resulted in an increase in the cost of foreign imported hot rolled steel and steel products, which in turn, significantly increased the cost of our purchased steel. Our major supplier of steel effected several price increases (offset by several price decreases) since January 1, 2002, which resulted in a net increase of $60 per ton. On December 4, 2003, the President revoked these tariffs. Given the revocation of the tariffs, combined with current world-wide steel demand and the current high cost of scrap and metallics, we expect the replacement cost of steel to remain volatile in 2004.

Reductions in industry inventory levels could reduce our sales and profit.

Industry inventory levels of our products, particularly OCTG, can change significantly from period to period. These changes can have a direct adverse effect on the demand for new production of energy and industrial products when customers draw from inventory rather than purchase new products. Reduced demand, in turn, would likely result in reduced sales volume and overall profitability.

Risks generally associated with acquisitions.

An important element of our growth strategy has been and is expected to continue to be the pursuit of acquisitions of other businesses that either expand or complement our existing product lines. Integrating businesses, however, involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems concerning assimilating and retaining the employees of the acquired business, accounting issues that arise in connection with the acquisition, challenges in retaining customers and potential adverse short-term effects on operating results. In addition, we may incur debt to finance future acquisitions, and we may issue securities in connection with future acquisitions that may dilute the holdings of our current or future stockholders. If we are unable to successfully complete and integrate strategic acquisitions in a timely manner, our growth strategy could be adversely impacted.

The operations of the end-users of our products expose us to potential product liability claims.

Drilling for, and the transmission of, oil and natural gas involve a variety of risks, including risks relating to well failures, line pipe leaks and fires. Actual or claimed defects in products, including our energy products, structural tubing and conduit, could give rise to claims, liabilities, costs and expenses, relating to loss of life, personal injury, property damage, damage to equipment and facilities, pollution, inefficient heat recovery, loss of production or suspension of operations. We maintain insurance coverage against potential product liability claims in amounts that we believe to be adequate. However, in the future we may incur product liability claims in excess of our insurance coverage or that are subject to substantial deductibles, or we may incur uninsured product liability costs. These liabilities and costs could have a material adverse effect on our business, results of operations and financial condition. Moreover, any claims made under our policies likely will cause our premiums to increase, and we may not be able to maintain adequate insurance coverage levels in the future.

We depend on a few suppliers for a significant portion of our steel, and a loss of one or more significant suppliers could adversely affect our ability to obtain our basic raw material.

In calendar year 2002, we purchased in excess of 91% of our steel for our U.S. operations from four suppliers and in excess of 48% of the steel for our Canadian operations from two Canadian suppliers. The loss of any of these suppliers or interruption of production at one or more of these suppliers could adversely affect our ability to obtain our basic raw material. In such case, our cost of purchasing steel from alternate sources could be higher and could affect our ability to produce sufficient quantities of our products.

Our increased level of indebtedness could make us more vulnerable to down-turns in the energy market.

We incurred additional indebtedness of $70.9 million during 2002 to partially fund our recently completed acquisitions, which increased our net debt-to-capitalization ratio from 23.8% at December 31, 2001, to 28.7% at December 31, 2002. Our net debt-to-capitalization ratio at September 30, 2003 increased to 27.8% as a result of increased debt offset by a change in working caiptal. Because our OCTG business is highly cyclical, our historical financial results have been, and our future financial results are expected to be, subject to fluctuations. While management believes that our current level of indebtedness is reasonable in relation to our current capitalization and working capital positions, our increased level of indebtedness could increase our vulnerability to cyclical declines in the energy markets. More specifically, our level of indebtedness could affect our operations, and expose us to greater risks, during a cyclical decline in several ways, including:

o a greater percentage of our cash flow would be required to be used to service our indebtedness;

o we may not be able to generate sufficient cash flow from operations to enable us to meet our debt service and other fixed-charge requirements;

o we may not be able to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate and other purposes;

o our flexibility in planning for, or reacting to changes in, our businesses and the industries in which we compete may be limited; and

o we may be put at a possible competitive disadvantage with respect to our competitors that have relatively less indebtedness.

Covenant restrictions in our senior credit facility could limit our ability to operate our business.

Our senior credit facility contains certain restrictive covenants that prohibit or impose limitations (subject to certain exceptions) on us with respect to, among other things:

o  the creation or incurrence of indebtedness;

o  the creation or incurrence of liens;

o  investments;

o  mergers,  acquisitions  or  changes  of  existence,   ownership  or  business
   operations;

o the sale or other disposition of assets other than inventory in the ordinary course of business;

o the declaration or payment of dividends or the purchase, redemption, retirement or other acquisition of capital stock;

o  transactions with affiliates;

o  capital expenditures in excess of $30.0 million in any calendar year; and

o  the  granting  of  any  negative   pledge  in  any  agreement,   contract  or
   understanding with a third party.

All of these covenants could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. Moreover, our failure to comply with the financial and other covenants could result in an event of default that, if not cured or waived, would prevent us from borrowing under our senior credit facility and could cause us to be required to repay our borrowings before their due date. If we were unable to make this repayment or otherwise refinance these borrowings, our lenders could foreclose on our assets.

Certain of our operations are subject to collective bargaining agreements that could subject us to additional labor costs.

In January 2001, we renewed a collective bargaining agreement with the United Steelworkers of America, Local Union 7226, covering approximately 73% of our employees at our Calgary facility. This agreement, which expires on December 31, 2003, covers wages, healthcare benefits, retirement plans, seniority, job classes and certain work rules.

In connection with our acquisition of the tubular division of The LTV Corporation, we entered into collective bargaining agreements with the United Steelworkers of America covering approximately 83% of the employees of our Elyria, Counce and Ferndale facilities. These agreements expire on November 15, 2005.

While we believe our present labor relations to be good, our failure to renew these agreements on reasonable terms could result in labor disruptions and increased labor costs, thereby increasing the costs of producing our products.

Because of the substantial amount of business we conduct in Canada, decreases in the value of the Canadian dollar compared to the U.S. dollar would reduce the profitability of our Canadian operations.

Although our financial results are reported in U.S. dollars, a significant portion of our sales and operating costs is denominated in Canadian dollars. Consequently, in consolidating the financial results of our Canadian operations for reporting purposes, we are exposed to cash flow and earnings volatility as a result of fluctuations in relative currency values. A significant decrease in the relevant value of the Canadian dollar would reduce the profitability of our Canadian operations, which would adversely affect the results of our consolidated operations.

Our industry is characterized by intense competition.

We compete against a number of companies in each of our principal business lines. Some of our competitors are larger than us and have greater financial and marketing resources and business diversification. These companies may be better able than us to successfully endure downturns in either the energy or industrial sector. The OCTG, structural and electrical conduit product markets are largely commodity-based in nature, and as a result, price competition is of particular importance. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced under either scenario.

Compliance with and changes in environmental, health and safety laws regulating the operation of our business could increase the costs of producing our products and expose us to environmental claims.

Our businesses are subject to numerous U.S. and Canadian local, state, provincial and federal laws and regulations concerning environmental, health and safety matters, including those relating to air emissions, wastewater discharges and the generation, handling, storage, transportation, treatment and disposal of hazardous wastes. Violations of such laws and regulations can lead to substantial fines and penalties. Also, there are risks of substantial costs and liabilities relating to the investigation and remediation of past or present contamination, at current as well as former properties utilized by us and at third-party disposal sites, regardless of fault or the legality of the original activities that led to such contamination. Moreover, future developments, such as changes in laws and regulations, more stringent enforcement or interpretation thereof, and claims for property damage or personal injury could cause us to incur substantial losses or expenditures. Although we believe we are in substantial compliance with all applicable current laws and regulations, any new or modified laws or regulations could increase the cost of producing our products, thereby reducing our profits.

Increased interest rates could cause our interest expense to increase.

Interest on our senior credit facility accrues at a fluctuating rate. Rising interest rates could have a substantial impact on our interest expense. Assuming the current level of borrowings at variable rates and assuming a two-percentage point change in the average interest rate under these borrowings, it is estimated that our interest expense for the year ended December 31, 2002 would have increased approximately $2.7 million.

Our management has taken actions that we believe partially mitigate our exposure to interest rate risks. For example, we utilize an interest rate swap agreement to moderate a portion of our exposure. We do not use derivative financial instruments for trading or other speculative purposes. At the current level of borrowings of $50.2 million, we have minimal exposure to increasing interest rates. In the event of an adverse change in interest rates and a significant increase in our level of borrowings, management may take further actions, in addition to the swap agreement currently in place, to mitigate our exposure to interest rate risk.

We have defined benefit pensions plans, which could result in charges against our earnings.

Our subsidiary, Prudential Steel Ltd., sponsors two pension plans and a post-retirement benefit plan for substantially all of its Canadian employees and a supplemental executive retirement plan. At December 31, 2002, certain of these plans were under-funded, resulting in a combined under-funding of an aggregate of approximately $7.4 million. Moreover, if these plans do not achieve an investment return to the extent of the estimated rate for a particular fiscal year, such deficiency could result in a charge against earnings for that and subsequent years.

Provisions in our corporate documents and Delaware law could delay or prevent a change in control.

Some provisions in our corporate documents and Delaware law could delay or prevent a change in control of our company, even if that change might be beneficial to our stockholders. Our amended and restated certificate of incorporation and amended and restated by-laws contain provisions that may make acquiring control of us difficult, including provisions:

o  limiting the rights to call special meetings of our stockholders;

o regulating the ability of our stockholders to bring matters for action at annual meetings of our stockholders;

o  prohibiting action by stockholders by written consent; and

o authorizing our board of directors to issue and set the terms of preferred stock.

In addition, we have adopted a stockholder rights plan that would cause extreme dilution to any person or group who would attempt to acquire a significant interest in us without advance approval of our board of directors. Moreover, Delaware law would impose restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

                         CAUTIONARY STATEMENTS REGARDING
                           FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. We make forward-looking statements in this prospectus and in our public documents that are incorporated by reference, which represent our expectations or beliefs about future events and financial performance. You can identify these statements by forward-looking words such as "expect," "believe," "anticipate," "goal," "plan," "intend," "estimate," "project," "may," "will" or similar words. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to under "Risk factors" in this prospectus and otherwise described in the documents incorporated by reference.

Important factors that could cause actual results to differ materially from those contemplated, projected or implied by the forward-looking statements (the order of which does not necessarily reflect their relative significance) include:

o  oil and gas price volatility;

o  oil and gas drilling activities in North America;

o  steel price volatility;

o  general economic conditions and construction activity in North America;

o  domestic and foreign competitive pressures;

o  fluctuations in industry-wide inventory levels;

o  the presence or absence of governmentally imposed trade restrictions;

o  steel supply;

o consequences of significant changes in interest rates and currency exchange rates;

o  asserted and unasserted claims;

o  compliance   with  laws  and   regulations,   including   those  relating  to
   environmental matters;

o  technological changes;

o  the presence of collective bargaining agreements; and

o those other risks and uncertainties discussed under "Risk factors" and elsewhere herein and in our filings with the SEC.

In light of these risks, uncertainties and assumptions, one or more of the forward-looking events discussed may not occur. In addition, actual results could differ materially from those suggested by the forward-looking statements. Accordingly, you should not place undue reliance on the forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, review additional disclosures we make in our periodic filings with the SEC.

You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

                                 USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale under this prospectus of the notes and the common stock issuable upon conversion of the notes. We will not receive any proceeds from these sales. See "Selling Securityholders" for a list of those persons or entities receiving proceeds from the sale of the notes and underlying common stock.


                           PRICE RANGE OF COMMON STOCK

Our common stock, which trades under the symbol "MVK," is listed on the New York Stock Exchange. The following table presents, for the periods indicated, the high and low sales prices per share of our common stock as reported on the New York Stock Exchange.

                                                        High        Low
     2001
     First Quarter.............................     $   25.72  $   18.75
     Second Quarter............................         26.45      16.10
     Third Quarter.............................         16.32       8.86
     Fourth Quarter............................         13.29       8.91

     2002
     First Quarter.............................     $   16.32  $   10.97
     Second Quarter............................         19.15      13.25
     Third Quarter.............................         14.45       8.87
     Fourth Quarter............................         13.87       8.37

     2003
     First Quarter.............................     $   18.71  $   12.17
     Second Quarter............................         21.53      16.88
     Third Quarter.............................         19.36      14.29
     Fourth Quarter (through December 15, 2003)         20.43      15.76

On December 15, 2003, the last reported sale price for our common stock on the New York Stock Exchange was $20.43 per share.

As of December 15, 2003, there were 42,001,162 shares of common stock outstanding held of record by approximately 138 stockholders.

                                 DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since incorporation. We currently intend to retain our entire discretionary cash flow to finance the growth and development of our business and do not anticipate paying cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our financial condition, capital requirements and earnings as well as other factors our board of directors may deem relevant. Our existing senior credit facility limits our ability to pay dividends to our stockholders.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio (deficiency) of earnings to fixed charges for each of the periods indicated (dollars in thousands):



                                      Nine                                       Three
                                     Months                                      Months
                                      Ended                 Year Ended           Ended           Year Ended
                                  September 30,             December 31,       December 31,      September 30,
                                ------------------ -------------------------- ------------- -----------------
                                  2003     2002      2002       2001    2000      1999         1999     1998
------------------------------- --------- -------- --------- --------- ------ ------------- -------- ----------

Ratio of Earnings to Fixed
Charges (1)....................     2.7     2.5       1.9      11.3      5.2      6.1         N/A      10.4
Deficiency in Earnings(2)......     N/A     N/A       N/A       N/A      N/A      N/A       $(5,822)    N/A


(1) This ratio is computed by dividing the earnings by the total fixed charges for the applicable period. Earnings is defined as pre-tax income from continuing operations, plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges represent total interest charges (including capitalized interest), capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

(2) Due to pre-tax losses for the year ended September 30, 1999, the ratio coverage was less than 1:1.


                              DESCRIPTION OF NOTES

We issued the notes under an indenture dated June 9, 2003 between us and The Bank of New York, as trustee, in a transaction exempt from the registration requirements of the Securities Act of 1933. A copy of the indenture is filed as an exhibit to the registration statement in which this prospectus is included, is available to prospective investors upon request to Maverick and is available for inspection at the corporate office of the trustee.

The following description is a summary of the material provisions of the notes and the indenture. It does not purport to be complete and is qualified in its entirety by reference to the indenture and the notes. We urge you to read the notes and the indenture in their entirety because those documents, and not this description, define your rights as holders of the notes. For purposes of this summary, the terms "we," "our" and "us" refer only to Maverick Tube Corporation and not to any of its subsidiaries.

While the notes remain outstanding, and if we no longer are required to file reports under the Securities Exchange Act of 1934, we will furnish to you or any prospective purchaser designated by you, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933 to allow you to comply with Rule 144A in connection with resales of the notes.

General

The notes will mature on June 15, 2033. The notes will be issued only in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The notes are limited to $120,000,000 in aggregate principal amount.

The notes are:

o  general unsecured obligations,

o subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all of our existing and future senior indebtedness, and

o structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors.

Under the indenture, we agreed, and, by acceptance of a beneficial interest in the notes, each beneficial owner of the notes will be deemed to have agreed, for United States federal income tax purposes, to treat the notes as indebtedness that is subject to the regulations governing contingent payment debt instruments and, for purposes of those regulations, to treat the fair market value of any stock received upon any conversion of the notes as a contingent payment. Some implications and uncertainties relating to this treatment are described under "Material United States federal income tax consequences."

Interest

Interest on the notes will:

o  accrue at the rate of 4.00% per year, from June 9, 2003,

o be payable semi-annually in arrears on each June 15 and December 15, beginning December 15, 2003,

o be payable to the person in whose name the notes are registered at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date, which we refer to with respect to the notes as "regular record dates,"

o be computed on the basis of a 360-day year comprised of twelve 30-day months, and

o be payable on overdue interest (including contingent interest, if any) to the extent permitted by law at the same rate as interest is payable on principal.

If any interest payment date, the maturity date, or any redemption date or purchase date (including upon the occurrence of a Fundamental Change, as described below) falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the relevant interest payment date, maturity date, redemption date or purchase date, and no liquidated damages will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or purchase date (including upon the occurrence of a Fundamental Change), as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed.

In addition, we will pay contingent interest and liquidated damages on the notes under the circumstances described below under "--Contingent interest" and "Registration rights agreement."

Contingent interest

We will pay contingent interest to the holders of notes during any six-month period from June 15 to December 14 or from December 15 to June 14 commencing on or after June 15, 2008 for which the average trading price of a note for the applicable five trading day reference period, as defined below, equals or exceeds 130% of the principal amount of the note as of the day immediately preceding the first day of the applicable six-month interest period. The five trading day reference period means the five trading days ending on the second trading day immediately preceding the relevant six-month interest period.

During any period when contingent interest shall be payable, the contingent interest payable per note in respect of any six-month period will equal 0.25% of the average trading price of the note for the applicable five trading day reference period.

The record date and payment date for contingent interest, if any, will be the same as the regular record date and payment date for the semi-annual interest payments on the notes.

The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the bid solicitation agent for $2 million principal amount of notes at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated, nationally recognized securities dealers we select, provided that if:

o  at least three such bids are not obtained by the bid solicitation agent, or

o in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes,

then the trading price of the notes will equal (a) the then applicable conversion rate of the notes multiplied by (b) the average last reported sale price of our common stock for the five trading days ending on such determination date.

The "last reported sale price" of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

If our common stock is not so quoted, the "last reported sale price" will be the average of the midpoint of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

The bid solicitation agent will initially be The Bank of New York, the trustee of the notes. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from nationally recognized securities dealers that are believed by us to be willing to bid for the notes.

We will notify the holders of the notes upon a determination that they will be entitled to receive contingent interest during a six-month interest period. In connection with providing such notice, we will issue a press release by the first day of the applicable six-month period and publish a notice containing information regarding the contingent interest determination in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

Subordination of the notes

The payment of the principal of, and premium, if any, and interest (including contingent interest, if any) on, the notes and our obligations to repurchase or redeem the notes are subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all our existing and future senior indebtedness. If we dissolve, wind-up, liquidate or reorganize, or if we are the subject of any bankruptcy, insolvency, receivership or similar proceedings, the holders of senior indebtedness will be entitled to receive payment in full in cash or other payment satisfactory to the holders of senior indebtedness including interest that would accrue on senior indebtedness after the commencement of any bankruptcy proceeding involving us, even if such interest is not an allowed claim in such bankruptcy proceeding, before the holders of the notes will be entitled to receive any payment. If the notes are accelerated because of an event of default, or, depending on the terms of the senior indebtedness, if we are required to repurchase the notes upon a Fundamental Change, we may be required to pay the holders of senior indebtedness in full before we may repurchase any of the notes. The indenture requires that we promptly notify holders of senior indebtedness if payment of the notes is accelerated because of an event of default under the indenture, or if we are required to repurchase the notes upon a Fundamental Change.

We may not make any payment on the notes or purchase or otherwise acquire the notes if:

o a default in the payment of any designated senior indebtedness occurs and is continuing beyond any applicable period of grace; or

o any other default of designated senior indebtedness occurs and is continuing that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a payment blockage notice from us or any other person permitted to give such notice under the indenture.

We are required to resume payments on the notes:

o in the case of a payment default of designated senior indebtedness, on the date on which such default is cured, waived or ceases to exist; and

o in the case of a nonpayment default of designated senior indebtedness, the earlier of the date on which that nonpayment default is cured, waived or ceases to exist or 179 days after the date on which the trustee received the payment blockage notice.

No new period of payment blockage may be commenced for a nonpayment default of designated senior indebtedness unless 365 days have elapsed since the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the expiration of any prior payment blockage period resulting from a nonpayment default may be the basis for a subsequent payment blockage notice unless such nonpayment default is cured during the interim.

The term "indebtedness" means:

o  obligations,   contingent  or  otherwise,  for  borrowed  money,  other  than unamortized debt discount or premium;

o reimbursement and other obligations pertaining to letters of credit issued for our account;

o obligations under any swap, cap, collar, forward purchase contract, derivatives contract or other similar agreement pursuant to which we hedge risks related to interest rates, currency exchange rates, commodity prices, financial market conditions or other risks we incur in the operation of our business;

o obligations evidenced by bonds, debentures, notes or other instruments or arrangements;

o  obligations as lessee under a capital lease; and

o  amendments,  renewals,  extensions,   modifications  and  refundings  of  any
   indebtedness or obligations referred to in the five immediately preceding bullet points.

All indebtedness secured by a lien upon property owned by us, although we have not assumed or become liable for the payment of such indebtedness, is also deemed to be our indebtedness. All indebtedness for borrowed money incurred by any other person that is directly guaranteed as to payment of principal by us will for all purposes of the indenture be deemed to be our indebtedness, but no other contingent obligation in respect of indebtedness incurred by any other person shall be deemed our indebtedness.

The term "senior indebtedness" means the principal of, premium, if any, interest (including interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding), all letter of credit obligations, obligations under any hedging agreement described above and capital lease payments payable on or in connection with, and all fees, costs, expenses and other amounts (including fees, costs, expenses and other amounts accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition fees, costs, expenses and other amounts is allowed as a claim in the proceeding) accrued or due on or in connection with, our indebtedness, and whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing; provided, however, that senior indebtedness does not include indebtedness that, by the terms of the instrument by which it was created or incurred, expressly provides that it is not senior in right of payment to the notes or expressly provides that it is on the same basis or junior to the notes.

The term "designated senior indebtedness" means:

(1) any liabilities for principal, interest (including interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding), all letter of credit obligations, fees, indemnification, reimbursement, damages or other obligations (including fees, costs, expenses and other amounts accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition fees, costs, expenses and other amounts is allowed as a claim in the proceeding) under our existing senior credit facility and any credit agreement, loan agreement or other financing arrangement that, by its terms, supersedes or replaces in whole or in part such amended and restated credit agreement; and

(2) any other senior indebtedness as to which the principal amount is $25.0 million or more and the instrument creating or evidencing the indebtedness, or any related agreements or documents to which we are a party, expressly provides that such indebtedness is "designated senior indebtedness" for purposes of the indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the senior indebtedness to exercise the rights of designated senior indebtedness).

We are obligated to pay reasonable compensation to the trustee. We will indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties under the indenture. The trustee's claims for such payments will be senior to the claims of the note holders.

As a result of the subordination provisions in the indenture, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. These subordination provisions will not prevent the occurrence of any event of default under the indenture.

If either the trustee or any holder of notes receives any payment or distribution of our assets in contravention of these subordination provisions before all senior indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness to the extent necessary to make payment in full of all senior indebtedness remaining unpaid.

A portion of our operations is or in the future may be conducted through subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, would depend on the earnings of our subsidiaries. In addition, we would be dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation, contingent or otherwise, to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries will also be contingent on our subsidiaries' earnings and cash flow and could be subject to contractual or statutory restrictions.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The indenture does not restrict us or our subsidiaries from incurring senior indebtedness or other indebtedness and liabilities. If we incur additional indebtedness, our ability to pay our obligations on the notes could be affected. We expect from time to time to incur additional indebtedness and other liabilities. As of September 30, 2003, we had approximately $50.2 million of senior indebtedness. As of September 30, 2003, our subsidiaries had outstanding approximately $88.9 million of indebtedness and other balance sheet liabilities senior to the notes.

Provisional redemption

We may redeem the notes, in whole or in part, at any time after June 15, 2008 and prior to June 15, 2011 at a redemption price equal to $1,000 per $1,000 principal amount of notes to be redeemed plus accrued and unpaid interest, including contingent interest, if any, to, but excluding, the provisional redemption date if the last reported sale price of our common stock has exceeded 130% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date on which we mail the provisional redemption notice (which date shall be at least 20 days but not more than 60 days prior to the provisional redemption date).

However, if a provisional redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date will be payable to the holder of record as of the relevant record date, and the redemption price will not include such payment.

The provisional redemption date will be the date specified in our provisional redemption notice as such date that the notes will be redeemed.

If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If any notes are to be redeemed in part only, a new note or notes in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a holder's notes is selected for partial redemption and the holder thereafter converts a portion of its notes, the converted portion will be deemed to be taken from the portion selected for redemption.

In the event of any redemption in part, we will not be required to:

o issue, register the transfer of or exchange any note during a period of 15 days before the mailing of the redemption notice, or

o register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Optional redemption

No sinking fund is provided for the notes. On or after June 15, 2011, we may redeem for cash all or part of the notes at any time, upon not less than 20 nor more than 60 days notice before the redemption date by mail to the trustee, the paying agent and each holder of notes, for a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest, including contingent interest, if any, to the redemption date.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate.

If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to:

o issue, register the transfer of or exchange any note during a period of 15 days before the mailing of the redemption notice, or

o register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Conversion rights

Subject to the conditions and during the periods and under the circumstances described below, holders may convert each of their notes into shares of our common stock initially at a conversion rate of 34.2583 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $29.19 per share of common stock) at any time prior to the close of business on June 15, 2033. The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Except as otherwise described below, you will not receive any cash payment representing accrued and unpaid interest (including contingent interest, if any) upon conversion of a note and we will not adjust the conversion rate to account for the accrued and unpaid interest. Upon conversion we will deliver to you a fixed number of shares of our common stock and a cash payment, to the extent required to account for fractional shares. The cash payment for fractional shares will be based on the last reported sale price of our common stock on the trading day immediately prior to the conversion date. Delivery of shares of common stock will be deemed to satisfy our obligation to pay the principal amount of the notes, including accrued and unpaid interest (including contingent interest, if any). Accrued and unpaid interest (including contingent interest, if any) will be deemed paid in full rather than canceled, extinguished or forfeited. The trustee will initially act as the conversion agent. Notwithstanding conversion of any notes, the holders of the notes and any common stock issued upon conversion thereof will continue to be entitled to receive liquidated damages in accordance with the registration rights agreement, under the circumstances described below under "Registration rights agreement."

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax.

If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required, and pay any transfer or similar tax, if required. The conversion agent will, on the holder's behalf, convert the notes into shares of our common stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. A certificate for the number of full shares of our common stock into which any notes are converted, together with any cash payment for fractional shares, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

If a holder has already delivered a purchase notice as described under either "--Purchase of notes by us at the option of the holder" or "-- Purchase of notes by us at the option of the holder upon a Fundamental Change" with respect to a note, however, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the indenture.

Holders of notes at the close of business on a regular record date will receive payment of interest, including contingent interest, if any, payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on such regular record date, except in circumstances as specified in (1), (2) and (3) below. Notes surrendered for conversion by a holder during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date must be accompanied by payment of an amount equal to the interest, including contingent interest, if any, that the holder is to receive on the notes; however, no such payment needs to be made if (1) we have specified a redemption date that is after a record date and on or prior to the immediately following interest payment date, (2) we have specified a purchase date following a Fundamental Change that is during such period or (3) any overdue interest (including overdue contingent interest, if any) exists at the time of conversion with respect to such notes to the extent of such overdue interest. The holders of the notes and any common stock issuable upon conversion thereof will continue to be entitled to receive liquidated damages to the extent they were previously entitled to receive liquidated damages pursuant to the provisions of the registration rights agreement.

Holders may surrender their notes for conversion into shares of our common stock prior to stated maturity in only the circumstances described below. For a discussion of the federal income tax consequences of a conversion of the notes into our common stock, see "Material United States federal income tax consequences."

Conversion upon satisfaction of sales price condition

A holder may surrender any of its notes for conversion into shares of our common stock in any calendar quarter (and only during such calendar quarter) if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the conversion price per share of our common stock on such last trading day. For purposes of this calculation, a calendar quarter will be considered any period between (and including) June 15 and September 14, September 15 and December 14, December 15 and March 14 and March 15 and June 14 of each year.

Conversion upon satisfaction of trading price condition

You may surrender your notes for conversion into shares of our common stock on or prior to close of business on the maturity date during the five business day period after any five consecutive trading day period in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of the closing price of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of notes (the "98% Trading Exception"); provided that if on the date of any conversion pursuant to the 98% Trading Exception the closing price of our common stock is greater than the conversion price, then you will receive, in lieu of common stock based on the conversion price, cash or common stock or a combination of cash and common stock, at our option, with a value equal to the principal amount of your notes plus accrued and unpaid interest, including contingent interest, if any, as of the conversion date, subject to the 98% Trading Exception ("Principal Value Conversion"). If you surrender your notes for conversion and it is a Principal Value Conversion, we will notify you by the second trading day following the date of conversion whether we will pay you all or a portion of the principal amount plus accrued and unpaid interest, including contingent interest, if any, in cash, common stock or a combination of cash and common stock, and in what percentage. Any common stock delivered upon a Principal Value Conversion will be valued at the greater of the conversion price on the conversion date and the "closing price" on the second trading day after the conversion date. We will pay you any portion of the principal amount plus accrued and unpaid interest to be paid in cash on the third trading day after the conversion date immediately following the day of determination of the kind and amount of payment. With respect to any portion of the principal amount plus accrued and unpaid interest to be paid in shares of common stock, we will deliver the common stock to you on the next business day after the payment of cash, if any, has been effected, which will effectively be the fourth trading day following the conversion date.

The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $2,000,000 principal amount of the notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used and if only one such bid can reasonably be obtained by the trustee, the one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the "closing price" of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of the notes.

In connection with any conversion upon satisfaction of the above trading pricing condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless you provide us on or prior to 12:00 noon (New York time) on any trading day with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing price of our common stock and the number of shares of common stock issuable upon conversion of $1,000 principal amount of the notes. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading date until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing price of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of the notes.

Conversion upon redemption

If we call the notes for redemption, holders may convert notes into our common stock at any time prior to the close of business on the second business day immediately preceding the redemption date, even if the notes are not otherwise convertible at such time.

Conversion upon credit rating event

Holders will have the right, at their option, to convert any of their notes into shares of our common stock at any time during any period that the notes are rated by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group and the credit rating assigned to the notes by either such rating agency has been reduced by two or more rating levels from the level initially assigned. We are under no obligation, however, to have the notes rated.

Conversion upon specified corporate transactions

If we elect to:

(a) distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

(b) distribute to all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value determined by our board of directors exceeding 10% of the last reported sale price per share of our common stock on the day immediately preceding the declaration date for such distribution;

we must notify the holders at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at the original conversion ratio per note at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not otherwise convertible at that time; provided that a holder may not exercise this right to convert if the holder may participate in the distribution without conversion. The "ex-dividend date" is the first date on which a sale of the common stock does not automatically transfer the right to receive the relevant dividend from the seller of the common stock to its buyer. If holders do not surrender their notes for conversion at that time, we will make approximate adjustments to the original conversion ratio to reflect any distributions, as specified in (a) and
(b) above.

In addition, if we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash or property other than securities, a holder may surrender notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction. If we engage in certain reclassifications of our common stock or are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets pursuant to which our common stock is converted into cash, securities or other property, then, at the effective time of the transaction, the right to convert a note into our common stock will be changed into a right to convert a note into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its notes immediately prior to the effectiveness of the transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be adjusted. If the transaction also constitutes a Fundamental Change, as defined below, a holder can require us to purchase all or a portion of its notes as described below under "--Purchase of notes by us at the option of the holder upon a Fundamental Change."

Conversion rate adjustments

The conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1) the payment of dividends and other distributions on our common stock payable exclusively in shares of our common stock or our other capital stock;

(2) the issuance to all holders of our common stock of rights or warrants that allow the holders to purchase shares of our common stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the market price on the record date for the determination of shareholders entitled to receive the rights or warrants;

(3) subdivisions, combinations, or certain reclassifications of our common stock;

(4) distributions to all holders of our common stock of our assets, debt securities or rights or warrants to purchase our securities (excluding (A) any dividend, distribution or issuance covered by clause (1) or (2) above, and (B) any dividend or distribution paid exclusively in cash), if these distributions, aggregated on a rolling twelve-month basis, have a per share value exceeding 10% of the market price of our common stock on the trading day immediately preceding the declaration of the distribution. In cases where (a) the fair market value per share of common stock of the assets, debt securities or rights or warrants to purchase our securities distributed to shareholders equals or exceeds the market price of our common stock on the record date for the determination of shareholders entitled to receive such distribution, or (b) the market price of our common stock on the record date for determining the shareholders entitled to receive the distribution exceeds the fair market value per share of common stock of the assets, debt securities or rights or warrants so distributed by less than $1.00, rather than being entitled to an adjustment in the conversion rate, the holder will be entitled to receive upon conversion, in addition to the shares of our common stock, the kind and amount of assets, debt securities or rights or warrants comprising the distribution that the holder would have received if the holder had converted the holder's notes immediately prior to the record date for determining the shareholders entitled to receive the distribution; and

(5) dividends or other distributions consisting exclusively of cash to all holders of shares of our common stock to the extent that such dividends or distributions, together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made, and (B) any cash and the fair market value, as of the expiration of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer), paid by us or any of our subsidiaries for shares of our common stock concluded within the preceding 12-month period for which no adjustment has been made, exceed 10% of our market capitalization (which is the product of the then current market price of our common stock times the number of shares of our common stock then outstanding) on the record date for such dividend or other distribution.

With respect to paragraph (4) above, in the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted. If no trading market develops for the securities so distributed, adjustments to the conversion ratio will be made, as necessary, based on the value of the distributed securities, as determined by two nationally recognized investment banks, which we will appoint to provide the valuation of those securities, as appropriate.

In addition to these adjustments, we may increase the conversion rate as our board of directors considers advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes such a determination, it will be conclusive. We will give holders of notes at least 15 days' notice of such an increase in the conversion rate. For a discussion of the federal income tax consequences of a change in conversion rate, see "Material United States federal income tax consequences."

As used in this prospectus, "market price" means the average of the last reported sale prices per share of our common stock for the 20 trading day period ending on the applicable date of determination (if the applicable date of determination is a trading day or, if not, then on the last trading day prior to the applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the 20 trading day period and ending on the applicable date of determination, of any event that would result in an adjustment of the conversion rate under the indenture.

No  adjustment  to the  conversion  rate or the ability of a holder of a note to
convert  will  be  made  if  the  holder  will  otherwise   participate  in  the
distribution without conversion or in certain other cases.

The applicable conversion rate will not be adjusted:

o upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

o upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

o upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

o  for a change in the par value of the common stock; or

o for accrued and unpaid interest, including contingent interest or liquidated damages, if any.

The holders will receive, upon conversion of the notes, in addition to common stock, the rights under our shareholder rights plan or under any future rights plan we may adopt, whether or not the rights have separated from the common stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged. See "Description of our capital stock--Stockholder rights plan."

No adjustment in the applicable conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.

Purchase of notes by us at the option of the holder

Subject to the subordination provisions set forth above, holders have the right to require us to purchase the notes on June 15 of 2011, 2013, 2018, 2023 and 2028 (each, a "purchase date"). Any note purchased by us on a purchase date will be paid for in cash. We will be required to purchase any outstanding notes for which a holder delivers a written purchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant purchase date until the close of business on the fifth business day prior to the purchase date. If the purchase notice is given and withdrawn during such period, we will not be obligated to purchase the related notes. Our purchase obligation will be subject to some additional conditions as described in the indenture. Also, as described in the "Risk factors" section of this prospectus under the caption "Risks related to the notes and the offering--We may not have the funds necessary to purchase the notes at the option of the holders or upon a change of control," we may not have funds sufficient to purchase the notes when we are required to do so. Our failure to purchase the notes when we are required to do so will constitute an event of default under the indenture with respect to the notes.

The purchase price payable will be equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including contingent interest, if any, to such purchase date. For a discussion of the United States federal income tax treatment of a holder receiving cash, see "Material United States federal income tax consequences."

On or before the 20th business day prior to each purchase date, we will provide to the trustee, the paying agent and to all holders of the notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

o  the purchase price,

o  the name and address of the paying agent and the conversion agent, and

o the procedures that holders must follow to require us to purchase their notes.

In connection with providing such notice, we will issue a press release and publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our web site or through such other public medium as we may use at that time.

A notice by the holders electing to require us to purchase notes must state:

o  if certificated notes have been issued, the certificate numbers of the notes,

o the portion of the principal amount of notes to be purchased, in integral multiples of $1,000, and

o that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, the notice must comply with applicable procedures of the Depository Trust Company.

No notes may be purchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the purchase price of the notes. If an event of default has occurred and any holders have exercised their option to require us to repurchase their notes, in whole or in part, the right of such holders to receive the purchase price for their notes will be subject to the provisions described above under "--Subordination of the notes."

You may withdraw any purchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal must state:

o  the principal amount of the withdrawn notes,

o if certificated notes have been issued, the certificate numbers of the withdrawn notes, and

o  the principal amount, if any, which remains subject to the purchase notice.

If the notes are not in certificated form, your notice must comply with applicable DTC procedures.

You must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the purchase notice to receive payment of the purchase price. You will receive payment promptly following the later of the purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the purchase price of the notes on the business day following the purchase date, then:

o the notes will cease to be outstanding and interest, including contingent interest, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent), and

o all other rights of the holder will terminate (other than the right to receive the purchase price upon delivery or transfer of the notes).

Purchase of notes by us at the option of the holder upon a Fundamental Change

If a Fundamental Change (as defined below in this section) occurs at any time prior to June 15, 2011, holders will have the right, at their option, subject to the subordination provisions set forth above, to require us to purchase any or all of their notes for cash, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The cash price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including contingent interest, if any, to the Fundamental Change purchase date. If a Fundamental Change occurs on or after June 15, 2011 no holder will have a right to require us to purchase any notes, except as described above under "--Purchase of notes by us at the option of the holder." For a discussion of the United States federal income tax treatment of a holder receiving cash, see "Material United States federal income tax consequences."

A "Fundamental Change" will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1) our common stock or other common stock into which the notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over-the-counter trading market in the United States,

(2) a "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934 other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Securities Exchange Act of 1934 disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of our common equity representing more than 50% of the voting power of our common equity entitled to vote generally in the election of directors,

(3) consummation of any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one or more of our subsidiaries; provided, however, that a transaction where the holders of our common equity immediately prior to such transaction have directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change, or

(4) continuing directors (as defined below in this section) cease to constitute at least a majority of our board of directors.

A Fundamental Change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

(1) the last reported sale price of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the conversion price of the notes in effect immediately before the Fundamental Change or the public announcement thereof, or

(2) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

For purposes of the above paragraph the term capital stock of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

"Continuing director" means a director who either was a member of our board of directors on the date of the indenture (June 9, 2003) or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

On or before the 30th day after the occurrence of a Fundamental Change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the Fundamental Change and of the resulting purchase right. Such notice shall state, among other things:

o  the events causing a Fundamental Change,

o  the date of the Fundamental Change,

o  the last date on which a holder may exercise the purchase right,

o  the Fundamental Change purchase price,

o  the Fundamental Change purchase date,

o  the name and address of the paying agent and the conversion agent,

o  the conversion rate and any adjustments to the conversion rate,

o the notes with respect to which a Fundamental Change purchase notice has been given by the holder may be converted only if the holder withdraws the Fundamental Change purchase notice in accordance with the terms of the indenture, and

o the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will issue a press release and publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the purchase right, holders must deliver, on or before the 35th day after the date of our notice of a Fundamental Change, subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled "Form of Fundamental Change Purchase Notice" duly completed, to the paying agent. Their purchase notice must state:

o if certificated, the certificate numbers of their notes to be delivered for purchase,

o the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof, and

o that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, their notice must comply with applicable DTC procedures.

Holders may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the Fundamental Change purchase date. The notice of withdrawal shall state:

o  the principal amount of the withdrawn notes,

o if certificated notes have been issued, the certificate numbers of the withdrawn notes, and

o  the principal amount, if any, which remains subject to the purchase notice.

If the notes are not in certificated form, their notice must comply with applicable DTC procedures.

We will be required to purchase the notes no later than 35 business days after the date of our notice of the occurrence of the relevant Fundamental Change, subject to extension to comply with applicable law.

Holders will receive payment of the Fundamental Change purchase price promptly following the later of the Fundamental Change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the Fundamental Change purchase price of the notes on the business day following the Fundamental Change purchase date, then:

o the notes will cease to be outstanding and interest, including contingent interest and liquidated damages, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent), and

o all other rights of the holder will terminate (other than the right to receive the Fundamental Change purchase price upon delivery or transfer of the notes).

The rights of the holders to require us to purchase their notes upon a Fundamental Change could discourage a potential acquirer of us. The Fundamental Change purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Fundamental Change purchase feature is a standard term contained in other offerings of debt securities similar to the notes that have been marketed by certain of the initial purchasers. The terms of the Fundamental Change purchase feature resulted from negotiations between the initial purchasers and us.

The term Fundamental Change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a Fundamental Change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

No notes may be purchased at the option of holders upon a Fundamental Change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the Fundamental Change purchase price of the notes.

The definition of Fundamental Change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a Fundamental Change were to occur, we may not have enough funds to pay the Fundamental Change purchase price. See "Risk factors" under the caption "Risks related to the notes and the offering--We may not have the funds necessary to purchase the notes at the option of the holders or upon a change of control." Our failure to purchase the notes when required following a Fundamental Change will constitute an event of default under the indenture with respect to the notes. In addition, we have, and may in the future incur, other indebtedness with similar change of control provisions permitting holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, merger and sale of assets

Under the indenture, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, referred to as a "successor person" unless:

o the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia,

o the successor person expressly assumes our obligations with respect to the notes and the indenture, including, among others, the obligations to pay principal, interest and contingent interest,

o immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

o we have delivered to the trustee the certificates and opinions required under the indenture.

However, certain of these transactions occurring prior to June 15, 2011 could constitute a Fundamental Change (as defined above) permitting each holder to require us to purchase the notes of such holder, at a purchase price equal to 100% of the principal amount, as described above.

Events of default

Each of the following will be an event of default under the indenture with respect to the notes:

o our failure to pay the principal of or premium, if any, on the notes when due,

o our failure to pay any interest, including contingent interest and liquidated damages, if any, on the notes for 30 days after the interest becomes due,

o our failure to perform, or our breach, in any material respect, of any other covenant or warranty in the indenture for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding notes have given us written notice of the breach in the manner required by the indenture,

o the default by us or by any of our majority-owned subsidiaries in a scheduled payment at maturity, upon redemption or otherwise in the aggregate principal amount of $15 million or more, after the expiration of any applicable grace period, of any indebtedness, or the acceleration of any indebtedness of us or of any of our majority-owned subsidiaries in such aggregate principal amount, so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to us in accordance with the terms of the indebtedness,

o specified events involving bankruptcy, insolvency or reorganization of us or of any of our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the original date of issuance of the notes),

o default in our obligation to redeem notes after we have exercised our redemption option,

o default in our obligation to satisfy our conversion obligation upon exercise of a holder's conversion right, and

o default in our obligation to purchase notes upon the occurrence of a Fundamental Change or exercise by a holder of its option to require us to purchase such holder's notes;

provided, however, that no event described in the third bullet point above will be an event of default until an officer of the trustee, assigned to and working in the trustee's corporate trust department, has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office, and the notice refers to the notes generally, us and the indenture.

If an event of default occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal amount of the notes due and immediately payable. In order to declare the principal amount of the notes due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the notes plus accrued and unpaid interest, including contingent interest and liquidated damages, if any, which have then been accrued.

This right does not apply if an event of default described in the fifth bullet point above occurs. If one of the events of default described in the fifth bullet point above occurs and is continuing, the notes then outstanding under the indenture shall be due and payable immediately.

At any time after any declaration of acceleration of the notes, but before a judgment or decree for payment of the money due has been obtained by the trustee, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

o  we have paid or deposited with the trustee a sum sufficient to pay:

     o    all  overdue   installments  of  interest  on  the  notes,   including
          contingent interest, if any,

     o the principal of (and premium, if any, on) the notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor,

     o    to the extent lawfully permitted, interest upon overdue interest, and

     o    all sums owed to the trustee under the indenture, and

o all events of default, other than the non-payment of the principal amount of the notes that became due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. See "--Modification and waiver" below.

If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. The holders of a majority in principal amount of the outstanding notes will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the notes, provided that:

o the direction is not in conflict with any law or the indenture, including the subordination provisions set forth above,

o the trustee may take any other action it deems proper that is not inconsistent with the direction, and

o the trustee will generally have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law.

A holder of a note may only pursue a remedy under the indenture if:

o the holder has previously given the trustee written notice of a continuing event of default for the notes,

o holders of at least 25% in principal amount of the outstanding notes have made a written request to the trustee to pursue that remedy,

o  the holders have offered reasonable indemnity to the trustee,

o the trustee fails to pursue that remedy within 60 days after receipt of the request, and

o during that 60-day period, the holders of a majority in principal amount of the notes do not give the trustee a direction inconsistent with the request.

However, these limitations do not apply to a suit by a holder of a note demanding payment of the principal, premium, if any, or interest on a note on or after the date the payment is due.

We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indenture and specifying all of our known defaults, if any.

Modification and waiver

We may enter into one or more supplemental indentures with the trustee without the consent of the holders of the notes in order to:

o evidence the succession of another person to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

o add to our covenants for the benefit of the holders or to surrender any of our rights or powers,

o  add events of default,

o add or change any provision of the indenture to the extent necessary to issue notes in bearer form,

o convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the indenture,

o  provide for uncertificated securities in addition to certificated securities,

o  evidence and provide for successor trustees,

o correct any ambiguity, defect or inconsistency under the indenture, provided that such action does not adversely affect the interests of the holders of the notes,

o comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

o add, change or eliminate any provisions of the indenture in accordance with any amendments to the Trust Indenture Act of 1939, provided that the action does not adversely affect the rights or interests of any holder of debt securities.

We may enter into one or more supplemental indentures with the trustee in order to add to, change or eliminate provisions of the indenture or to modify the rights of the holders of the notes, if we obtain the consent of the holders of a majority in principal amount of the outstanding notes. However, without the consent of the holders of each outstanding note, we may not enter into a supplemental indenture that:

o changes the stated maturity of the principal of, or any installment of principal of or interest on, the notes, except to the extent permitted by the indenture,

o  reduces the principal amount of, or any premium or interest on, the notes,

o reduces the redemption price, purchase price or Fundamental Change purchase price of the notes or changes the terms applicable to redemption or purchase in a manner adverse to the holder,

o changes the place or currency of payment of principal, premium, if any, or interest,

o impairs the right to institute suit for the enforcement of any payment on any note,

o reduces the percentage in principal amount of outstanding notes required for modification or amendment of the indenture,

o reduces the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

o makes certain modifications to such provisions with respect to modification and waiver,

o makes any change that adversely affects the right to convert or exchange the notes or decreases the conversion or exchange rate or increases the conversion price of the notes,

o alters the manner of calculation or rate of contingent interest or liquidated damages payable on any note or extends the time for payment of any such amount, or

o changes the terms and conditions of the notes in a manner adverse to the holders of the debt securities.

Holders of a majority in principal amount of the outstanding notes may waive past defaults or noncompliance with restrictive provisions of the indenture. However, the consent of holders of each outstanding note is required to:

o  waive any default in the payment of principal, premium, if any, or interest,

o waive any covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding note,

o waive any default in any payment of redemption price, purchase price or Fundamental Change purchase price with respect to any notes, or

o waive any default that constitutes a failure to convert any note in accordance with its terms and the terms of the indenture.

Notwithstanding the foregoing, no amendment or modification of the indenture may occur that amends or modifies, or otherwise adversely affects the rights of the holders of senior indebtedness or designated senior indebtedness under the subordination provisions described above without the prior written consent of the holders of a majority of the designated senior indebtedness (or such larger percentage of the holders of the designated senior indebtedness as is required to approve such amendment or modification under the terms of such designated senior indebtedness) and at least a majority of all outstanding senior indebtedness.

We will generally be entitled to set any day as a record date for determining the holders of outstanding notes entitled to give or take any direction, notice, consent, waiver or other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding notes. If a record date is set for any action to be taken by holders, the action may be taken only by persons who are holders of outstanding notes on the record date. To be effective, the action must be taken by holders of the requisite principal amount of notes within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date. This period may be shortened or lengthened by not more than 180 days.

Calculations in respect of notes

We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the market prices of our common stock, accrued interest payable on the notes and the conversion price of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Sinking fund

We are not obligated to make mandatory redemption or sinking fund payments with respect to the notes.

Book-entry delivery and settlement

The global notes

We originally issued the notes in the form of two global notes in fully registered form. The global notes are registered in the name of Cede & Co., as nominee of DTC, and are in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee. The global notes and the shares of our common stock issuable upon conversion thereof are subject to certain restrictions on transfer set forth in the global notes and in the indenture and will bear appropriate legends regarding those restrictions.

You may hold beneficial interests in the global note directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Description of a global security. A global security, such as a global note, is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary.

Special investor considerations for global securities. Because you, as an investor, will not be a registered legal holder of a global note, your rights relating to a global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. We will not recognize a typical investor as a legal owner of the notes for any purpose under the indenture or the notes and instead will deal only with the trustee and DTC, the depositary that is the registered legal holder of the global notes.

You should be aware that as long as the notes are issued only in the form of global securities:

o  you cannot have any of the notes registered in your own name,

o  you cannot receive physical certificates for your interest in the notes,

o you will not be a registered legal holder of any of the notes and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes,

o you may not be able to sell interests in any of the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates,

o as an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot obtain physical certificates representing those interests,

o DTC's policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in a global note. We and the trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global note. Also, we and the paying agent do not supervise DTC in any way, and

o DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

Description of DTC.  DTC has advised us as follows:

o DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934,

o DTC holds securities that its participants ("direct participants") deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates,

o direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations,

o DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.,

o access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and

o the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The descriptions of the operations and procedures of DTC in this prospectus are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. Neither we, the initial purchasers nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

Certificated notes

In a few special situations described in the next paragraph, a global note will terminate and interests in it will be exchanged for physical certificates representing the notes previously included within the global note. After that exchange, the choice of whether to hold the notes directly or in "street name" (in computerized book-entry form) will be up to you. You must consult your own bank or broker to find out how to have your interests in the notes transferred to your own name if we complete such an exchange and you wish to be a direct legal holder of the notes.

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes if:

o DTC notifies us and the trustee that DTC is unwilling, unable or no longer qualified to continue acting as the depositary for the global note, or it has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be so registered, and we do not appoint a successor depositary within 90 days of that notice;

o an event of default with respect to the notes represented by the global notes has occurred and is continuing, as described under "--Events of default," and DTC requests the issuance of certificated notes; or

o we notify the trustee that we have elected to cause the issuance of certificated notes under the indenture.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any DTC participant or indirect participant in identifying the owners of security entitlements in any related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

We would issue certificated notes in the following manner:

o  in fully registered form;

o  without interest coupons; and

o  in denominations of multiples of $1,000.

Payments on the notes

Global notes

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for those customers. The participants will be responsible for those payments.

Under the terms of the indenture, we, the trustee and any paying agent we appoint may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Neither we nor the trustee will have any responsibility or liability for any aspect of DTC's or its participants' or account holders' records relating to, or payments made on account of, beneficial ownership interests in the global note (including payments of principal and interest) or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Holders of the notes in "street name" and other owners of beneficial interests in a global note should consult their banks or brokers for information on how they will receive payments.

Certificated notes

Payment of the principal of certificated notes, if any are issued, will be made at the office of the paying agent. Payment of the interest on certificated notes will be paid by check mailed to you, if you are a registered holder of certificated notes. At the request of a registered holder of more than $1,000,000 principal amount of certificated notes, payments of principal or interest may be made to that holder by wire transfer.

Clearance and settlement procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Certificated notes, if any are issued, may be presented for registration of transfer or exchange at the corporate trust office of the trustee in The City of New York, which we have appointed as the security registrar and transfer agent for the notes.

Governing law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

The trustee

We have appointed The Bank of New York as the trustee under the indenture, and as paying agent, conversion agent, bid solicitation agent, security registrar and custodian for the notes.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

The indenture and provisions of the Trust Indenture Act that will be incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture
Act), it must eliminate that conflict or resign.

Notices

Except as otherwise described herein, notice to holders of the notes will be given by mail to the addresses as they appear in the security register.

Listing

The notes were eligible to be traded on The PORTAL Market of the National Association of Securities Dealers, Inc. at the time of issuance. Notes that are resold using this prospectus are no longer eligible to be traded on The PORTAL Market. We do not intend to list the Notes on any other national securities exchange or automated quoting system.


                               REGISTRATION RIGHTS

We and the initial purchasers of the notes entered into a registration rights agreement for the benefit of the holders of the notes and the shares of common stock issuable upon conversion of the notes. We refer to the notes and the common stock issuable upon conversion thereof as registrable securities. Under this agreement, we agreed, at our cost, to use our reasonable best efforts to:

o within 90 days after the earliest date of original issuance of the notes (June 9, 2003), file a shelf registration statement with the SEC covering resales of the notes and the shares of common stock issuable upon conversion of the notes,

o cause the shelf registration statement to be declared effective under the Securities Act of 1933 no later than 180 days after June 9, 2003, and

o keep the shelf registration statement effective after its effective date until the earliest to occur of the following:

     o all securities covered by the registration statement have been sold in the manner contemplated by the registration statement,

     o the date on which all registrable securities may be resold pursuant to Rule 144(k) under the Securities Act of 1933,

     o    such  time  as  there  are  no  longer  any   registrable   securities
          outstanding, and

     o a subsequent shelf registration statement covering the registrable securities is declared effective by the SEC under the Securities Act of 1933.

We have filed the shelf registration statement of which this prospectus is a part to satisfy certain of our obligations under the registration rights agreement. We will be permitted to suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods (not to exceed 45 consecutive days in any 90-day period or an aggregate of 120 days in any consecutive 12-month period) without being required to pay liquidated damages if the continued effectiveness and use of the shelf registration would:

o require the disclosure of material information which we have a bona fide business reason for preserving as confidential, or

o interfere with any financing, acquisition, corporate reorganization or other material transaction involving us or our subsidiaries.

If:

o the shelf registration statement is not declared effective by the SEC on or before December 6, 2003, which is the 180th day following the earliest date of original issuance of the notes, or

o the registration statement ceases to be effective or available at any time during the period it is required to remain effective,

then, in each case, we will pay liquidated damages to all holders of notes that have not been resold pursuant to this offering and all holders of shares of common stock issued on conversion of such notes that have not been resold pursuant to this offering at a rate of (1) 0.25% per annum of the aggregate principal amount of the outstanding notes and on the applicable conversion price of the outstanding underlying shares of common stock for the first 90 days immediately following December 6, 2003 and at a rate of 0.50% per annum thereafter and (2) 0.25% per annum of the aggregate principal amount of notes and on the applicable conversion price of the outstanding underlying shares of common stock for the first 90 days commencing on the day such shelf registration statement ceases to be effective or available and at a rate of 0.50% per annum thereafter. The term "applicable conversion price" means, as of any time of determination, the amount determined by dividing (i) $1,000 by (ii) the conversion rate in effect at that time or, if no notes are then outstanding, the conversion rate that would be in effect at that time if notes were then outstanding.

Liquidated damages may not accrue pursuant to more than one of the above two clauses. In the event that liquidated damages are payable pursuant to more than one of the above two clauses, but at a higher rate under one clause than another, then the liquidated damages rate will be the higher rate. Any amounts of liquidated damages due will be payable in cash semiannually in arrears on the same dates as the interest payment dates for the notes.

A holder who elects to sell any securities pursuant to the shelf registration statement:

o  will be required to be named as a selling securityholder,

o  will be required to deliver a prospectus to purchasers,

o will otherwise comply with all requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with any sales,

o will be subject to the civil liability provisions under the Securities Act of 1933 in connection with any sales, and

o will be bound by the provisions of the registration rights agreement which are applicable to the holder, including certain indemnification obligations.


                        DESCRIPTION OF OUR CAPITAL STOCK

The following description of our common stock, preferred stock, certificate of incorporation and by-laws summarizes the material terms and provisions of these types of securities but is not a complete description. This summary is qualified by reference to our amended and restated certificate of incorporation, our amended and restated by-laws and the rights agreement we have entered into with Harris Trust and Savings Bank.

Under our amended and restated certificate of incorporation, our authorized capital stock consists of 80,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.

Common stock

Each share of our common stock has one vote in the election of each director and on other corporate matters, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of common stock affords any cumulative voting or preemptive rights or is convertible, redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of our common stock are fully paid and nonassessable. Any shares of common stock we issue on conversion of the notes will also be fully paid and nonassessable.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our board, in its discretion, may declare out of funds legally available for the payment of dividends. We do not anticipate paying cash dividends in the foreseeable future. See "Dividend policy."

In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in our net assets, after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.

The rights, preferences and privileges of our common stock will be subject to those of the holders of shares of our preferred stock, if any, then outstanding.

Of the approximately 42 million shares of common stock we deem outstanding, approximately 2.4 million (on an as-if exchanged basis) are actually exchangeable shares that are exchangeable into shares of common stock at any time. These exchangeable shares were issued by one of our Canadian subsidiaries in connection with our combination with Prudential Steel Ltd. The holders of exchangeable shares have rights that are substantially similar to holders of common stock. Except where we otherwise indicate, all outstanding amounts of common stock stated in this prospectus include the exchangeable shares on a basis as if they had been exchanged.

The transfer agent and registrar of our common stock is Computershare Investor Services, Chicago, Illinois. Our common stock is quoted on the New York Stock Exchange under the symbol "MVK."

Preferred stock

Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock, including:

o  dividends;

o  voting rights;

o  redemption rights;

o  liquidation rights;

o  sinking fund provisions; and

o  conversion or exchange rights.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of us. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in our best interest, the board of directors could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

In conjunction with the Prudential transaction, our board of directors designated one share of our authorized preferred stock as Special Voting Stock. The Special Voting Stock is entitled to a number of votes equal to the number of outstanding exchangeable shares on all matters presented to the common stockholders. The one share of Special Voting Stock is issued to CIBC Mellon Trust Company, as trustee for the benefit of the holders of the exchangeable shares.

In addition, for purposes of the rights plan described below, our board of directors has designated a series of preferred stock to constitute the Series I junior participating preferred stock. For a description of the rights plan, see "--Stockholder rights plan."

Anti-takeover effects of Delaware law

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's voting stock, or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years after becoming an interested stockholder unless:

o the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

o upon completion of the transaction that resulted in the stockholder's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding (for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder) shares owned (1) by persons who are directors and also officers and (2) in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; or

o following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

Anti-takeover   provisions   of  our  amended  and   restated   certificate   of
incorporation and amended and restated by-laws

Our amended and restated certificate of incorporation and amended and restated by-laws contain provisions that could delay or make more difficult the acquisition of control of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

Authorized but unissued stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions, or these shares may be payable as a dividend on our capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power or other rights of holders of shares of common stock and diminish the likelihood that holders will receive dividend payments and payments upon liquidation.

Stockholder action by written consent; special meetings of stockholders

Our amended and restated certificate of incorporation provides that no action shall be taken by our stockholders except at any annual or special meeting, that no action may be taken by written consent of stockholders in lieu of a meeting, and that special meetings of stockholders may be called only by the board of directors or a committee of the board of directors.

Amendment of the by-laws

Under Delaware law, the power to adopt, amend or repeal by-laws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its by-laws. Our amended and restated certificate of incorporation and amended and restated by-laws grant our board of directors the power to adopt, amend and repeal our amended and restated by-laws at any regular or special meeting of the board of directors on the affirmative vote of a majority of the directors then in office. Our stockholders may also adopt, amend or repeal our amended and restated by-laws by a vote of a majority of the voting power of our outstanding voting stock.

Removal of directors

Our directors may be removed solely for cause by a vote of a majority of the voting power of our outstanding voting stock. A vacancy on our board of directors may be filled by a vote of a majority of the directors in office or by the stockholders (in the case of newly created directorships), and a director elected to fill a vacancy serves until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

Advance notice procedure for director nominations and other matters brought by stockholders at our annual meetings

Our bylaws provide the manner in which stockholders may give notice of business to be brought before an annual meeting of our stockholders. In order for an item to be properly brought before the meeting by a stockholder outside of the process of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office not less than 45 days nor more than 90 days prior to the anniversary date of the date on which we first mailed proxy materials for the preceding annual meeting of stockholders (regardless of any postponements of the annual meeting to a later date). If the month and day of the scheduled annual meeting date differs more than 30 days from the month and day of the previous year's annual meeting, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not later than the close of business on the 10th day following the earlier of notice to the stockholders or public disclosure of the scheduled annual meeting date.

The notice must set forth, as to each item to be brought before the annual meeting, a description of the business and the reason for conducting such business at the annual meeting, the name and record address of the stockholder proposing the business, the class and number of shares of our company that are beneficially owned by the stockholder, and any material interest of the stockholder in the business. For a notice regarding a director nomination, the notice must set forth, in addition to the information described in the preceding sentence, all information relating to each person whom the stockholder proposes to nominate for election or re-election as a director that is required to be disclosed in solicitations of proxies for election of a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934.

These procedures may limit the ability of stockholders to bring business before an annual meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Limitation of liability of officers and directors

Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

o  for any breach of the duty of loyalty to us or our stockholders;

o for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

o  for  unlawful   payment  of  a  dividend  or  unlawful  stock   purchases  or
   redemptions; and

o for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders and us. Our by-laws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Stockholder rights plan

In accordance with our stockholder rights plan, each share of our common stock includes one right to purchase from us one one-hundredth of a share of our Series I junior participating preferred stock at an exercise price of $50.00 per share, subject to adjustment. The rights are not exercisable until after the occurrence of the "separation time," which is described below.

The rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue prior to the separation time. The separation time would occur, except in some cases, on the earlier of:

o the date of a public announcement that a person or group of affiliated or associated persons (collectively, an "acquiring person") has acquired or obtained the right to acquire beneficial ownership of 20% or more of our outstanding common stock; or

o 10 days following the start of a tender or exchange offer that would result, if closed, in a person becoming an acquiring person.

Our board of directors may defer the separation time in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient common stock.

Until the separation time occurs:

o  common stock certificates will evidence the rights;

o  the rights will be transferable only with those certificates;

o those certificates will contain a notation incorporating the rights agreement by reference; and

o the surrender for transfer of any of those certificates also will constitute the transfer of the rights associated with the stock that certificate represents.

The rights will expire at the close of business on July 23, 2008, unless we redeem or exchange them earlier as described below.

As soon as practicable after the separation time, the rights agent will mail certificates representing the rights to holders of record of common stock as of the close of business on that date and, from and after that date, only separate rights certificates will represent the rights. We will not issue rights with any shares of common stock issued after the separation time, except as our board of directors otherwise may determine.

A "flip-in event" will occur under our stockholder rights plan when a person becomes an acquiring person otherwise than through a "permitted offer" as described in our stockholder rights plan. Our stockholder rights plan defines "permitted offer" to mean a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of the independent members of our board of directors determines to be adequate and otherwise in our best interests and the best interests of our stockholders.

Any time prior to the earlier of any person becoming an acquiring person or the expiration of the rights, we may redeem the rights in whole, but not in part, at a redemption price of $.01 per right. At our option, we may pay the redemption price in cash, shares of common stock or other securities issued by us. If our board timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action and the only consideration the rights holders will be entitled to receive will be the $.01 redemption price. If a flip-in event occurs and we do not redeem the rights, each right, other than any right that has become null and void, will become exercisable, at the time we no longer may redeem it, to receive the number of shares of common stock (or, in some cases, other property) which has a "market price" (as our stockholder rights plan defines that term) equal to two times the exercise price of the right.

When a flip-in event occurs, all rights that then are, or under the circumstances the rights agreement specifies previously were, beneficially owned by an acquiring person or specified related parties will become null and void in the circumstances the rights agreement specifies.

A "flip-over event" will occur under our stockholder rights plan when, at any time from and after the time a person becomes an acquiring person:

o we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type described above;

o  50% or more of our assets or earning power is sold or transferred; or

o an acquiring person during any period of 12 consecutive months increases its percentage beneficial ownership by more than one percent of common stock or other class of stock or engages in self-dealing transactions with us, as described in our stockholder rights plan.

If a flip-over event occurs, each holder of a right (except those rights previously voided in a flip-in event) will have the right to receive, upon exercise of the right and payment of the exercise price, common stock of the surviving or purchasing company or of the acquiring person that has a then market value equal to two times the exercise price of the right. However, rights held by the acquiring person will become void.

At any time after the occurrence of a flip-in event and prior to a person becoming the beneficial owner of 50% or more of our outstanding common stock, we may exchange each outstanding right (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void) for stock at an exchange rate of (1) one share of common stock, (2) one one-hundredth of a share of Series I junior participating preferred stock for each right owned or (3) other securities or assets having an equivalent value, subject to adjustment.

We may supplement or amend our stockholder rights plan without the approval of any holders of the rights:

o to make any change prior to a flip-in event other than to change the exercise price, the redemption price or the expiration of the rights;

o to make any change following a flip-in event that does not materially adversely affect the interests of holders of rights; or

o  to cure any ambiguity, defect or inconsistency.

The holder of a right cannot vote, receive dividends or take any actions as a stockholder until the right is exercised.

The rights have anti-takeover effects. They cause severe dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us, even if that acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination that the board of directors approves. We have issued the rights to protect our stockholders from coercive or abusive takeover tactics and to afford the board of directors more negotiating leverage in dealing with prospective acquirers.

Our stockholder rights plan also provides that each exchangeable share issued in connection with our combination with Prudential has an associated exchangeable share right. The exchangeable share rights are intended to have characteristics essentially equivalent in economic effect to our stock purchase rights related to shares of our common stock. Accordingly, the exchangeable share rights entitle the holder of an exchangeable share to acquire additional exchangeable shares on the same terms and conditions upon which a holder of our common stock is entitled to acquire additional shares of our common stock. The definition of beneficial ownership, the calculation of percentage ownership and other provisions in our stockholder rights plan apply, as appropriate, to our common stock and exchangeable shares as though they were the same security.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

This is a summary of material United States federal income tax consequences relevant to holders of the notes. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. The discussion below deals only with holders who purchase notes upon their initial issuance at their initial issue price as shown on the cover page and who hold the notes (and the shares of our common stock acquired upon conversion of the notes) as capital assets. The discussion does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding the notes (or our common stock acquired upon conversion of a note) in a tax-deferred or tax-advantaged account, or persons holding the notes or shares of common stock as a hedge against currency risks, as a position in a "straddle" or as part of a "hedging" or "conversion" transaction for tax purposes.

We do not address all of the tax consequences that may be relevant to an investor in the notes. In particular, we do not address:

o the United States federal income tax consequences to shareholders in, or members, partners or beneficiaries of, an entity that is a holder of the notes (or our common stock acquired upon conversion of a note);

o  the  United  States  federal   estate,   gift  or  alternative   minimum  tax
   consequences of the purchase, ownership or disposition of the notes (or our common stock acquired upon conversion of a note);

o the United States federal income tax consequences to holders whose functional currency is not the United States dollar; or

o any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes (or our common stock acquired upon conversion of a note).

Persons considering the purchase of the notes should consult their own tax advisors concerning the application of the United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes (or our common stock acquired upon conversion of a note) arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

For purposes of the discussion that follows, a U.S. holder is a beneficial owner of the notes (or our common stock acquired upon conversion of a note) that for U.S. federal income tax purposes is:

o  an individual citizen or resident of the United States;

o a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, or any political subdivision thereof;

o an estate if its income is subject to United States federal income taxation regardless of its source; or

o a trust (1) that is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Except in the case of a partnership, a non-U.S. holder is a beneficial owner of the notes (or our common stock acquired upon conversion of a note) other than a U.S. holder. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the notes (or our common stock acquired upon conversion of a note), the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of the notes (or our common stock acquired upon conversion of a note) that is a partnership and partners in such partnership should consult their individual tax advisors about the United States federal income tax consequences of holding and disposing of the notes (or our common stock acquired upon conversion of a note).

No statutory or judicial authority directly addresses the treatment of the notes or instruments similar to the notes for United States federal income tax purposes. The Internal Revenue Service (the "IRS") has recently issued a revenue ruling with respect to instruments similar to the notes. To the extent it addresses the issues, this ruling supports certain aspects of the treatment described below. No ruling has been or is expected to be sought from the IRS with respect to the United States federal income tax consequences to the holders of the notes. The IRS would not be precluded from taking contrary positions. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

We urge prospective investors to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and our common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Classification of the notes

We intend to treat the notes as indebtedness for United States federal income tax purposes and intend to take the position that the notes will be subject to the special regulations governing contingent payment debt instruments (which we refer to as the "CPDI regulations"). Pursuant to the terms of the indenture, we and each holder of the notes agree, for United States federal income tax purposes, to treat the notes as debt instruments that are subject to the CPDI regulations, and the remainder of this discussion assumes that the notes will be so treated.

In addition, under the indenture, each holder will be deemed to have agreed to treat the fair market value of our common stock received by such holder upon conversion as a contingent payment and to accrue interest with respect to the notes as original issue discount for United States federal income tax purposes according to the "noncontingent bond method," set forth in section 1.1275-4(b) of the CPDI regulations, using the comparable yield (as defined below) compounded semiannually and the projected payment schedule (as defined below) determined by us. Notwithstanding the issuance of the revenue ruling referred to above, the application of the CPDI regulations to instruments such as the notes is uncertain in several respects, and, as a result, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. In particular, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of the notes into shares of our common stock, and might recognize capital gain or loss upon a taxable disposition of the notes. Holders should consult their tax advisors concerning the tax treatment of holding and disposing of the notes.

Treatment of U.S. holders

Accrual of interest on the notes

Pursuant to the CPDI regulations, a U.S. holder will be required to accrue interest income on the notes, which we sometimes refer to as original issue discount, in the amounts described below, regardless of whether the U.S. holder uses the cash or accrual method of tax accounting. Accordingly, U.S. holders will likely be required to include interest in taxable income in each year in excess of the accruals on the notes for non-tax purposes (i.e., in excess of the stated semiannual cash interest payable on the notes and any contingent interest payments actually received in that year).

The CPDI regulations provide that a U.S. holder must accrue an amount of ordinary interest income, as original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

o the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period and (ii) the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period;

o  divided by the number of days in the accrual period; and

o multiplied by the number of days during the accrual period that the U.S. holder held the notes.

The notes' issue price is the first price at which a substantial amount of the notes is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any projected payments (as defined below) previously made (including payments of stated cash interest) with respect to the notes.

Unless certain conditions are met, the term "comparable yield" means the annual yield we would pay, as of the initial issue date, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise comparable to those of the notes. We intend to take the position that the comparable yield for the notes is 8.48%, compounded semiannually. The precise manner of calculating the comparable yield, however, is not entirely clear. If the comparable yield were successfully challenged by the IRS, the redetermined yield could differ materially from the comparable yield provided by us. Moreover, the projected payment schedule could differ materially from the projected payment schedule provided by us.

The CPDI regulations require that we provide to U.S. holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the notes. This schedule must produce the comparable yield. The projected payment schedule includes the semiannual stated cash interest payable on the notes at the rate of 4.00% per annum, estimates for certain contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this connection, the fair market value of any common stock (and cash, if any) received by a holder upon conversion will be treated as a contingent payment.

The comparable yield and the schedule of projected payments will be set forth in the indenture. U.S. holders may also obtain the projected payment schedule by submitting a written request for such information to: Maverick Tube Corporation, 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017, Attention:
Chief Financial Officer.

The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a U.S. holder's interest accruals and adjustments thereof in respect of the notes for United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the notes.

Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code").

Adjustments to interest accruals on the notes

As noted above, the projected payment schedule includes amounts attributable to the stated semiannual cash interest payable on the notes. Accordingly, the receipt of the stated semiannual cash interest payments will not be separately taxable to U.S. holders. If, during any taxable year, a U.S. holder receives actual payments with respect to the notes for that taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a "net positive adjustment" under the CPDI regulations equal to the amount of such excess. The U.S. holder will treat a "net positive adjustment" as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property received in that year, including the fair market value of our common stock received upon conversion.

If a U.S. holder receives in a taxable year actual payments with respect to the notes for that taxable year that in the aggregate are less than the amount of projected payments for that taxable year, the U.S. holder will incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) first reduce the U.S. holder's interest income on the notes for that taxable year and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. holder's interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any negative adjustment in excess of the amounts described in (a) and (b) will be carried forward and treated as a negative adjustment in the succeeding taxable year and will offset future interest income accruals in respect of the notes or will reduce the amount realized on the sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement of the notes.

Sale, exchange, conversion or redemption

Generally, the sale or exchange of a note, the purchase of a note by us at the holder's option or the redemption or retirement of a note for cash will result in taxable gain or loss to a U.S. holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the notes includes the receipt of common stock upon conversion as a contingent payment with respect to the notes. Accordingly, we intend to treat the receipt of our common stock by a U.S. holder upon the conversion of a note as a contingent payment under the CPDI regulations. Under this treatment, conversion also would result in taxable gain or loss to the U.S. holder. As described above, holders will be deemed to have agreed to be bound by our determination of the comparable yield and the schedule of projected payments.

The amount of gain or loss on a taxable sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement would be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any of our common stock received, and (b) the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally be equal to the U.S. holder's original purchase price for the note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above), and decreased by the amount of any projected payments that have been previously made in respect of the notes to the U.S. holder (without regard to the actual amount paid). Gain recognized upon a sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement of a note will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income and, thereafter, capital loss (which will be long-term if the note is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

A U.S. holder's tax basis in our common stock received upon a conversion of a note will equal the then current fair market value of such common stock. The U.S. holder's holding period for the common stock received will commence on the day immediately following the date of conversion.

Constructive dividends

If at any time we were to make a distribution of property to our stockholders, the distribution would be taxable to the stockholders as a dividend for United States federal income tax purposes; and, in accordance with the anti-dilution provisions of the notes, if the conversion rate of the notes were increased, such increase might be deemed to be the payment of a taxable dividend to holders of the notes. For example, an increase in the conversion rate in the event of distributions of our evidences of indebtedness, or assets, or an increase in the event of an extraordinary cash dividend may result in deemed dividend treatment to holders of the notes, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock would not be so treated.

Liquidated damages

We may be required to make payments of liquidated damages if the shelf registration statement is not timely made effective or if the prospectus is unavailable for periods in excess of those permitted by the registration rights agreement, as described under "Registration rights agreement." We intend to take the position for United States federal income tax purposes that any payments of liquidated damages should be taxable to U.S. holders as additional ordinary income when received or accrued, in accordance with their method of tax accounting. Our determination is binding on holders of the notes unless they explicitly disclose that they are taking a different position to the IRS on their tax returns for the year during which they acquire the note. The IRS could take a contrary position from that described above, which could affect the timing and character of U.S. holders' income from the notes with respect to the payments of liquidated damages.

U.S. holders should consult their tax advisors concerning the appropriate tax treatment of the payment of any liquidated damages with respect to the notes.

Dividends on common stock

If, after a U.S. holder converts a note into our common stock, we make distributions on our common stock, the distributions will constitute dividends taxable to the holder as ordinary income for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles.

If a U.S. holder is an individual and receives a distribution that is treated as a dividend, recently enacted legislation generally will treat the dividend as net capital gain taxed at rates up to 15%. However, there are several exceptions and restrictions relating to the treatment of the dividend as net capital gain, such as restrictions relating to (a) the U.S. holder's holding period of the stock upon which the dividends are received, (b) such holder's obligation, if any, to make related payments with respect to positions in substantially similar or related property, and (c) the amount the U.S. holder takes into account as investment income under Section 163(d)(4)(B) of the Code. The provisions of the Code that treat a dividend as net capital gain apply only to taxable years beginning after December 31 2002, and on or before December 31, 2008. Individuals should consult their tax advisors regarding the extent, if any, to which such exceptions and restrictions may apply and their particular factual situation.

To the extent that the U.S. holder receives distributions on shares of common stock that would otherwise constitute dividends for United States federal income tax purposes but that exceed our current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the holder's tax basis in the shares of common stock. Any such distributions in excess of the U.S. holder's tax basis in the shares of common stock will generally be treated as capital gain. Subject to applicable limitations, distributions on our common stock constituting dividends paid to holders that are United States corporations will qualify for the dividends received deduction.

Sale of common stock

A U.S. holder generally will recognize capital gain or loss on a sale or exchange of our common stock. The U.S. holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's tax basis in the common stock, which will generally be the fair market value of the common stock at the time of the conversion. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the common stock. The gain or loss recognized by a U.S. holder on a sale or exchange of common stock will be long-term capital gain or loss if the holder's holding period for the common stock is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Under recently enacted legislation, if a U.S. holder is an individual, such long-term capital gain will generally be taxed at rates up to 15%. Moreover, if such holder previously received, with respect to such stock, one or more dividends that were treated as net capital gain, as described above under "Dividends on common stock," any capital loss on a subsequent disposition of the stock will, regardless of such holder's holding period, be treated as long-capital loss to the extent that the previous dividends were extraordinary dividends within the meaning of Section 1059(c) of the Code.

Treatment of non-U.S. holders

All payments on the notes made to a non-U.S. holder, including interest payments, a payment in common stock pursuant to a conversion, and any gain realized on a sale or exchange of the notes will be exempt from United States income and withholding tax, provided that:

o such non-U.S. holder does not own, actually, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

o the statement requirement described below has been fulfilled with respect to the beneficial owner, as discussed below; and

o such payments and gain are not effectively connected with the conduct by such Non-U.S. holder of a trade or business in the United States.

However, if a non-U.S. holder were deemed to have received a constructive dividend (see "--Constructive dividends" above), the non-U.S. holder will generally be subject to United States federal withholding tax at a 30% rate, subject to a reduction by an applicable treaty, on the taxable amount of such dividend (see "--Ownership and disposition of common stock" below).

The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements. If a non-U.S. holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular United States federal income tax on interest, and on any gain realized on the sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement of the notes, in the same manner as if it were a U.S. holder. In lieu of the certificate described above, such a Non-U.S. holder would be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate as provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Ownership and disposition of common stock

If, after a non-U.S. holder converts a note into common stock, we make distributions on our common stock, the distributions will constitute a dividend for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Except as described below, dividends paid on common stock held by a non-U.S. holder will be subject to United States federal withholding tax at a rate of 30% or lower treaty rate, if applicable. A non-U.S. holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN (or successor form) upon which the non-U.S. holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments.

If dividends paid to a non-U.S. holder are effectively connected with the conduct of a United States trade or business by the non-U.S. holder and, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that the Non-U.S. holder furnishes to us a valid IRS Form W-8ECI (or successor form) certifying, under penalties of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder's conduct of a United States trade or business and are includible in the holder's gross income. Effectively connected dividends will be subject to United States federal income tax on net income that applies to U.S. persons generally (and, with respect to a non-U.S. holder that is a foreign corporation, under certain circumstances, the 30% branch profits tax).

A non-U.S. holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or other taxable disposition of our common stock received upon conversion of a note unless:

o the holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met; or

o the gain is effectively connected with the conduct of a United States trade or business by the non-U.S. holder (and, if required by a tax treaty, the gain is attributable to a permanent establishment maintained in the United States).

Backup withholding tax and information reporting

A U.S. holder may be subject to United States federal backup withholding tax at the applicable statutory rate with respect to payments of principal, premium, if any, and interest (including original issue discount and a payment in common stock pursuant to a conversion of the notes) on the notes, the payments of dividends on our common stock, and the proceeds of dispositions of the notes or our common stock, if the U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States backup withholding certification requirements. A non-U.S. holder may be subject to United States backup withholding tax on payments on the notes or our common stock and the proceeds from a sale or other disposition of the notes or our common stock unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person. Any amounts so withheld will be allowed as a credit against a holder's United States federal income tax liability and may entitle a holder to a refund, provided the required information is timely furnished to the IRS. Payments on the notes and our common stock, as well as the proceeds from a sale or other disposition, may be subject to information reporting. Holders of the notes should consult their tax advisors concerning the application of the backup withholding and information reporting rules in their particular circumstances.


                             SELLING SECURITYHOLDERS

The notes were originally issued by us and sold to the initial purchasers of the notes in transactions exempt from the registration requirements of the Securities Act of 1933. The initial purchasers resold the notes to persons reasonably believed by the initial purchasers to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act of 1933. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and shares of our common stock issued upon conversion of those notes. When we refer to the "selling securityholders" in this prospectus, we mean those persons listed in the table below, as well as the permitted pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders' interests.

The table below sets forth the name of each selling securityholder, the principal amount at maturity of notes, as of December 16, 2003, that each selling securityholder may offer pursuant to this prospectus and the number of shares of our common stock into which those notes are convertible. Unless otherwise set forth below, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates, or beneficially owns in excess of 1% of our outstanding common stock.

Based on the information provided to us by the selling securityholders, assuming that the selling securityholders sell all of the notes or shares of common stock beneficially owned by them that have been registered by us, unless otherwise indicated, the selling securityholders will not own any notes or shares of common stock, other than the shares of common stock appearing under the column entitled "Number of Shares of Common Stock Owned Before Offering." We cannot advise you as to whether the selling securityholders will in fact sell any or all of such notes or shares of common stock. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the notes or shares of common stock in transactions exempt from the registration requirements of the Securities Act of 1933, after the date on which they provided the information set forth on the table below.


                                    Aggregate
                                    Principal
                                    Amount at       Percentage of      Number of                             Number of
                                Maturity of Notes       Notes          Shares of                             Shares of
                                   Owned Before      Outstanding      Common Stock     Number of Shares    Common Stock
                                   Offering and        Before          Held Before     of Common Stock      Held After
           Name (1)                May Be Sold         Offering        Offering (2)    Offered for Sale(2) Offering (3)
           --------             -----------------   -------------     -------------    ------------------- ------------


1976 Distribution Trust FBO
A.R. Lauder/Zinterhofer               $   1,000           *                   34                 34              0
AIG DKR Soundshore Strategic
Holding Fund Ltd.                     2,500,000          2.08%            85,645             85,645              0
Advent Convertible Master
(Cayman) L.P.                         4,446,000          3.71            152,312            152,312              0
Aftra Health Fund                       250,000           *                8,564              8,564              0
Akela Capital Master Fund,
Ltd.                                  2,000,000          1.67             68,516             68,516              0
Allentown City Firefighters
Pension Plan                             12,000           *                  411                411              0
Allentown City Officers &
Employees Pension Fund                   13,000           *                  445                445              0
Allentown City Police Pension
Plan                                     20,000           *                  685                685              0
Allstate Insurance Company
(4)(5)                                1,500,000          1.25             51,387             51,387              0
Alpha US Sub Fund 4 LLC                 198,000           *                6,783              6,783              0
American Investors Life
Insurance Co.                           500,000           *               17,129             17,129              0
Arapahoe County Colorado                  6,000           *                  205                205              0
Argent Classic Convertible
Arbitrage Fund (Bermuda) Ltd.         1,000,000           *               34,258             34,258              0
Argent Classic Convertible
Arbitrage Fund L.P.                     400,000           *               13,703             13,703              0
Argent LowLev Convertible
Arbitrage Fund, LLC                   2,500,000          2.08             85,645             85,645              0
Arlington County Employees
Retirement System                       722,000           *               24,734             24,734              0
Asante Health Systems                    22,000           *                  753                753              0
Barclays Global Investors
Diversified Alpha Plus Funds
c/o Forest Investment Mngt.
LLC                                      50,000           *                1,712              1,712              0
British Virgin Islands Social
Security Board                           19,000           *                  650                650              0
CQS Convertible &
Quantitative Strategies
Master Fund Limited                     500,000           *               17,129             17,129              0
Calamos Market Neutral
Fund--Calamos Investment Trust         1,000,000           *               34,258             34,258             0
Chrysler Corporation Master
Retirement Trust (6)                  2,875,000          2.40             98,492             98,492              0
City and County of San
Francisco Retirement System             335,000           *               11,476             11,476              0
City of New Orleans                      45,000           *                1,541              1,541              0
Context Convertible Arbitrage
Fund, LP                                600,000           *               20,554             20,554              0
Context Convertible Arbitrage
Offshore, LTD                         1,400,000           1.17            47,961             47,961              0
Convertible Securities Fund              14,000           *                  479                479              0
Delaware Public Employee
Retirement System                       354,000           *               12,127             12,127              0
Delta Air Lines Master Trust
- CV (6)                              1,260,000           1.05            43,165             43,165              0
Delta Pilots Disability &
Survivorship Trust - CV (6)             570,000           *               19,527             19,527              0
Dodeca Fund, L.P.                     1,175,000           *               40,253             40,253              0
Forest Fulcrum Fund LP                  323,000           *               11,065             11,065              0
Forest Global Convertible
Fund, Ltd., Class A-5                   902,000           *               30,900             30,900              0
Forest Multi-Strategy master
Fund SPC, on behalf of its
Multi-Strategy Segregated
Portfolio                               250,000           *                8,564              8,564              0
The Grable Foundation                    15,000           *                  513                513              0
Grace Convertible Arbitrage
Fund, Ltd.                            4,250,000           3.54           145,597            145,597              0
Grady Hospital Foundation                30,000           *                1,027              1,027              0
Hfr Arbitrage Fund                      215,000           *                7,365              7,365              0
HFR CA Select Fund                      750,000           *               25,693             25,693              0
Independence Blue Cross                 101,000           *                3,460              3,460              0
Inflective Convertible
Opportunity Fund I, L.P.                 25,000           *                  856                856              0
JP Morgan Securities Inc.             1,235,000           1.03            42,309             42,309              0
Jefferies & Co. Inc.                  1,000,000           *               34,258             34,258              0
LLT Limited                             100,000           *                3,425              3,425              0
Laurel Ridge Capital, LP                500,000           *               17,129             17,129              0
Lyxor                                   483,000           *               16,546             16,546              0
Lyxor/Forest Fund Ltd. c/o
Forest Investment Mngt. LLC             550,000           *               18,842             18,842              0
Lyxor Master Fund                     1,000,000           *               34,258             34,258              0
McMahan Securities Co. L.P.             400,000           *               13,703             13,703              0
Merrill Lynch Insurance Group            82,000           *                2,809              2,809              0
Microsoft Corporation (6)             2,150,000           1.79            73,655             73,655              0
Motion Picture Industry
Health Plan--Active Member
Fund (6)                                295,000           *               10,106             10,106              0
Motion Picture Industry
Health Plan--Retiree Member
Fund (6)                                185,000           *                6,337              6,337              0
Municipal Employees                      53,000           *                1,815              1,815              0
Nations Convertible
Securities Fund                       6,686,000           5.57           229,050            229,050              0
New Orleans Firefighters
Pension/Relief Fund                      31,000           *                1,062              1,062              0
Northwestern Mutual Life
Insurance Company--General
Account (7)                           6,000,000           5.00           205,549            205,549              0
Northwestern Mutual Life
Insurance Company--Group
Annuity Separate Account (7)            250,000           *                8,564              8,564              0
Occidental Petroleum
Corporation                              60,000           *                2,055              2,055              0
OCM Convertible Trust (6)             3,185,000          2.65            109,112            109,112              0
Partner Reinsurance Company
Ltd. (6)                                945,000           *               32,374             32,374              0
Plexus Fund Ltd.                      5,000,000          4.17            171,291            171,291              0
Policeman and Fireman
Retirement System of the City
of Detroit                               82,000           *                2,809              2,809              0
Pro-mutual                              165,000           *                5,652              5,652              0
Qwest Occupational Health
Trust (6)                               355,000           *               12,161             12,161              0
RCG Latitude Master Fund, LTD         1,050,000           *               35,971             35,971              0
RCG Multi Strategy Master
Fund, LTD                               400,000           *               13,703             13,703              0
Ramius Master Fund, LTD               1,050,000           *               35,971             35,971              0
Relay 11 Holdings Co. c/o
Forest Investment Mngt. LLC              75,000           *                2,569              2,569              0
San Diego County Employee
Retirement Association                1,250,000          1.04             42,822             42,822              0
Silverback Master, LTD                4,100,000          3.42            140,459            140,459              0
Sphinx Convertible Arbitrage
SPC c/o Forest Investment
Mngt. LLC                                50,000           *                1,712              1,712              0
State Employees' Retirement
Fund of the State of Delaware
(6)                                   1,255,000          1.05             42,994             42,994              0
State of Maryland Retirement
Agency                                  729,000           *               24,974             24,974              0
TD Securities (USA) Inc.              2,000,000          1.67             68,516             68,516              0
Tag Associates                           43,000           *                1,473              1,473              0
Topanga XI                              682,000           *               23,364             23,364              0
Any other notes or future
transferees from any holder
(8)(9)                              $ 7,253,000          6.04%           631,353            631,353              0
                         Total     $ 99,357,000         82.80%         3,403,799          3,403,799              0
                                  =============        =======         =========          =========              =


*  Less than one percent (1%)

(1) Information regarding the selling securityholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus, if and when necessary.

(2) Assumes conversion of all of the holders' notes at the initial conversion rate of 34.2583 shares of our common stock per $1,000 principal amount of notes. This conversion rate is subject to adjustment in certain events. Accordingly, the number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future. The number of shares of common stock listed for each holder does not include fractional shares. Holders will receive a cash payment for any fractional share resulting from conversion of the notes.

(3) Assumes all of the notes and shares of common stock issuable upon their conversion are sold in the offering.

(4) Allstate Insurance Company ("AIC") also beneficially owns 11,200 shares of common stock of the Company. Agents Pension Plan is a qualified ERISA plan that is maintained for the benefit of certain agents of AIC. Agents Pension Plan beneficially owns 1,400 shares of Common Stock of the Company. Allstate Retirement Plan is a qualified ERISA plan that is maintained for the benefit of certain employees of AIC. Allstate Retirement Plan beneficially owns 4,100 shares of common stock of the Company.

(5) AIC, directly and through its subsidiaries or affiliates, may acquire and hold investments that exceed 10% of a class of equity securities of an issuer. The Public Equity Group of Allstate Investments, LLC, which has responsibility for such investments and securities, is not aware of any positions, offices or other material relationships involving AIC or its subsidiaries which should be disclosed, however, no independent investigation has been made.

(6) Oaktree Capital Management LLC is the investment manager of the selling securityholder and has not made any inquiry of such selling securityholder's beneficial ownership of other securities of the Company or any material relationship with the Company during the past three years.

(7) Northwestern Mutual Life Insurance Company ("Northwestern Mutual") is currently the beneficial owner of 16,800 shares of common stock of the Company held in its General Account. Northwestern Investment Management Company, LLC ("NIMC"), a wholly-owned subsidiary of Northwestern Mutual, is an investment advisor to Northwestern Mutual for its General Account with respect to such shares and for its General Account and Group Annuity Separate Account with respect to the notes and the shares of common stock into which those notes are convertible. NIMC may therefore be deemed to be an indirect beneficial owner for such securities. In the ordinary course of business, broker-dealer affiliates and other affiliates, including investment advisor affiliates, may, from time to time, effect transactions in the securities of the Company or the Company's affiliates. In addition, certain other affiliates of Northwestern Mutual may, in the ordinary course of business, take part in transactions involving the real property of the Company or the Company's affiliates.

(8) Information concerning other selling securityholders of the notes will be set forth in prospectus supplements or post-effective amendments from time to time, if and when necessary.

(9) Assumes that any other holders of notes or any future transferee from any holder does not beneficially own any common stock other than common stock into which the notes are convertible at the conversion price of 34.2583 shares per $1,000 principal amount of notes.

(10) Although the aggregate principal amount of notes of which ownership is listed in this table is less than $120,000,000 (the aggregate amount of the notes outstanding), the aggregate amount of the notes outstanding has not been decreased. The difference relates to notes previously registered for resale under this registration statement that we believe have been resold under this registration statement. However, the maximum amount of notes that may be resold under this registration statement shall not exceed $120,000,000.



                              PLAN OF DISTRIBUTION

The selling securityholders and their successors, which term includes their transferees, pledgees, assignees or donees or their successors may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders, or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The reselling securityholders will be responsible for all such discounts, concessions and commissions.

The notes and shares of common stock issuable upon the conversion of the notes may be sold in one or more transactions at:

o  fixed prices;

o  prevailing market prices at the time of sale;

o  prices related to the prevailing market prices;

o  varying prices determined at the time of sale; or

o  negotiated prices.

These sales may be effected in transactions:

o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

o  in the over-the-counter market;

o otherwise than on such exchanges or services or in the over-the-counter market;

o through the writing and exercise of options, whether the options are listed on an options exchange or otherwise; or

o  through the settlement of short sales.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In connection with the sale of the notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the notes and the underlying common stock short and deliver these securities to close out such short positions, or they may loan or pledge the notes or the underlying common stock to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the notes or the underlying common stock offered by them hereby will be the purchase price of the notes or common stock, as the case may be, less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our outstanding common stock is listed for trading on the New York Stock Exchange. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq National Market and can give no assurance about the development of any trading market for the notes. See "Risk Factors - An active trading market for the notes may not develop."

In order to comply with the securities laws of some states, if applicable, the notes and the underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders and any broker-dealers or agents that participate in the sale of the notes and the underlying common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of
1933. As a result, profits on the sale of the notes and the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Selling securityholders  who are  deemed to be  "underwriters"  within  the  meaning  of
Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933. To the extent the selling securityholders may be deemed to be "underwriters," they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act of 1933.

The selling securityholders and any other person participating in a distribution will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Regulation M of the Securities Exchange Act of 1934 may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling securityholders.

A selling securityholder may decide not to sell any notes or the underlying common stock described in this prospectus. We cannot assure holders that any selling securityholder will use this prospectus to sell any or all of the notes or the underlying common stock. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act of 1933 may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling securityholder may transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus.

With respect to a particular offering of the notes and the underlying common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

o  the specific notes or common stock to be offered and sold;

o  the names of the selling securityholders;

o the respective purchase prices, public offering prices and other material terms of the offering;

o  the names of any participating agents, broker-dealers or underwriters; and

o  any  applicable   commissions,   discounts,   concessions   and  other  items
   constituting compensation from the selling securityholders.

We entered into the registration rights agreement for the benefit of holders of the notes to register their notes and the underlying common stock under applicable federal and state securities laws under certain circumstances and at certain times. The registration rights agreement provides that the selling securityholders and we will indemnify each other and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the underlying common stock, including liabilities under the Securities Act of 1933, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses and specified expenses incurred by the selling securityholders incidental to the registration, offering and sale of the notes and the underlying common stock to the public, but each selling securityholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

                                  LEGAL MATTERS

Legal matters relating to the issuance of the notes and of the common stock issuable upon the conversion of the notes hereby will be passed upon for us by Gallop, Johnson & Neuman, L.C., St. Louis, Missouri.

                                     EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, and have audited the financial statements of the Pipe and Conduit Business of The LTV Corporation included in our Current Report on Form 8-K/A filed on February 11, 2003 for the year ended December 31, 2001 and the nine months ended September 30, 2002, as set forth in their report, which are incorporated by reference in this
prospectus  and  elsewhere  in  the  registration  statement.   These  financial
statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2003 and March 31, 2002, the six month periods ended June 30, 2003 and June 30, 2002 and the nine month periods ended September 30, 2003 and September 30, 2002, incorporated by reference in this Prospectus, Ernst & Young LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                            INDUSTRY AND MARKET DATA

The market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates that are derived from our review of internal surveys, as well as the independent sources referred to above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

                       WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-732-0330 for more information about the operation of the public reference rooms.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement.

The registration statement, together with its exhibits and schedules, which we filed with the SEC, may also be reviewed and copied at the public reference facilities of the SEC set forth above.

                           INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholders sell all of the shares they are offering with this prospectus:


       -----------------------------------------------------------------------------------------------------

       Document                                     Date
       -----------------------------------------------------------------------------------------------------
       Annual Report on Form 10-K...............    For the year ended December 31, 2002, filed on March
                                                    28, 2003, as amended by Form 10-K/A, filed on April
                                                    22, 2003

       Quarterly Report on Form 10-Q............    For the quarters ended March 31, 2003, filed on May
                                                    14, 2003; June 30, 2003, filed on August 11, 2003; and
                                                    September 30, 2003, filed on November 13, 2003

       Current Reports on Form 8-K..............    Filed January 3, 2003; January 21, 2003 (excluding Item
                                                    9); February 11, 2003; February 20, 2003; February 28,
                                                    2003; March 3, 2003; March 31, 2003; June 3, 2003
                                                    (excluding Item 9); June 4, 2003; June 20, 2003; and
                                                    September 19, 2003 (excluding Item 9)

       Registration Statements on Form 8-A......    Filed October 31, 1990; and August 5, 1998, as
                                                    amended by Form 8-A/A filed on September 26, 2000

       -----------------------------------------------------------------------------------------------------


You may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

                    Maverick Tube Corporation
                    16401 Swingley Ridge Road, Seventh Floor
                    Chesterfield, Missouri  63017
                    Attn:  Secretary
                    Telephone: (636) 733-1600

                                      II-6
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will bear no expenses in connection with any sale or other distribution by the selling stockholders of the securities being registered hereunder other than the expenses of the preparation and distribution of this registration statement and the prospectus included in this registration statement and any prospectus supplement. The extent of these expenses is set forth in the following table. All of the amounts shown are estimates, except for the registration fee.



SEC registration fee...................................................$  9,708

Accounting fees and expenses........................................... 110,000

Legal fees and expenses................................................ 160,000

Printing expenses......................................................  25,000

Trustee/transfer agent fees............................................  10,000

Miscellaneous expenses.................................................   5,292
                                                                      ---------

Total................................................................. $320,000


ITEM 15..INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

Article Eleventh of our amended and restated certificate of incorporation requires that Maverick indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. It also provides that expenses incurred by an officer or director of Maverick or any of its direct or indirect wholly-owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Maverick as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate. Section 16 of our amended and restated bylaws contains similar provisions regarding indemnification.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

o any breach of the director's duty of loyalty to the corporation or its stockholders;

o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o  unlawful payment of dividends or unlawful stock purchases or redemptions; or

o  any transaction from which the director derived an improper personal benefit.

Article Tenth of our amended and restated certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of Maverick shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of Article Tenth shall not adversely affect any right or protection of a director of Maverick for or with respect to any acts or omissions of such director occurring prior to such amendment to repeal.

We maintain a claims-made policy of directors' and officers' liability and company reimbursement insurance. The directors' and officers' liability portion of such policy covers all of our directors and officers and those of our subsidiary companies, more than 50 percent of the outstanding voting stock or equity interests of which is directly or indirectly owned by us. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all specified losses which the directors and officers, or any of them, become legally obligated to pay, from claims made against them during the policy period for specified wrongful acts, which include: errors, misstatements, misleading statements, acts or omissions and neglect or breach of duty in the discharge of their duties, solely in their capacity as directors and officers of Maverick or a subsidiary of ours, individually or collectively, or in connection with any matter claimed against them solely by reason of their being directors or officers of Maverick or our subsidiary companies. The insurance includes the cost of defense, appeals, bonds, settlements and judgments. The insurer's limit of liability under the policy is $15,000,000 in the aggregate for all losses per year. The policy contains various reporting requirements and exclusions. We also maintain a claims-made policy that provides coverage for us, and our directors and officers, against loss, liability, cost or expense incurred under the federal securities laws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT

    3.1        Amended  and  Restated   Certificate  of   Incorporation  of  the
               Registrant, as amended. (1)

    3.2        Amended and Restated By-laws of the Registrant, as amended. (2)

    3.3 Certificate of Designations of Rights, Preferences and Privileges of Series I Junior Participating Preferred Stock. (3)

    4.1 Shareholder Rights Agreement dated as of July 24, 1998 between the Registrant and Harris Trust and Savings Bank as Rights Agent.
               (4)

    4.2        Specimen certificate representing the common stock. (5)

    4.3 Indenture, dated as of June 9, 2003, between Maverick Tube Corporation and the Bank of New York.*

    4.4 Form of 4.00% Convertible Senior Subordinated Note due 2033 (included as Exhibit A of the Indenture filed as Exhibit 4.3).*

    4.5 Registration Rights Agreement dated as of June 9, 2003 by and among Maverick Tube Corporation and J.P. Morgan Securities, Inc., Jefferies & Co., Inc. and Raymond James & Associates, Inc.*

    4.6 Supplemental Indenture, dated as of October 24, 2003, between Maverick Tube Corporation and the Bank of New York.*

    5.1        Opinion of Gallop, Johnson & Neuman, L.C.*

   12.1 Statement regarding computation of ratios of earnings to fixed charges.

   15.1        Letter re: Unaudited Interim Financial Information.

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of Gallop,  Johnson & Neuman,  L.C.  (included in Exhibit
               5.1).*

   24.1        Powers of Attorney.*

   25.1        Statement of Eligibility of Trustee on Form T-1.*

---------------------------

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

(3) Incorporated by reference to Exhibit 3.2 to the Registrant's Form S-3, File No. 333-87045.

(4) Incorporated by reference to Exhibit 1 to the Registrant's Form 8-A, File No. 000-30146.

(5) Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, File No. 33-37363.

* Previously filed.


ITEM 17. UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The  undersigned   registrant  hereby  undertakes  that,  for  purposes  of
     determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3, and have duly caused this post-effective amendment number one to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on the 16th day of December, 2003.

                             MAVERICK TUBE CORPORATION


                             By: /s/ Gregg Eisenberg
                             -----------------------------------------------
                             Gregg Eisenberg, Chairman of the Board,
                             President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment number one to the registration statement has been signed below by the following persons on behalf of Maverick Tube Corporation in the capacities and on the dates indicated:



December 16, 2003                   /s/ Gregg Eisenberg
                                    -----------------------------------------
                                    Gregg Eisenberg, Chairman of the Board,
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)

December 16, 2003                   /s/ Pamela G. Boone
                                    -----------------------------------------
                                    Pamela G. Boone, Vice President Finance,
                                    Chief Financial Officer and Secretary
                                    (Principal Financial Officer)

December 16, 2003                   C. Robert Bunch*
                                    -----------------------------------------
                                    C. Robert Bunch, Director

December 16, 2003                   David H. Kennedy*
                                    -----------------------------------------
                                    David H. Kennedy, Director

December 16, 2003                    Paul McDermott*
                                    -----------------------------------------
                                     Paul McDermott, Director

December 16, 2003                   Wayne P. Mange*
                                    -----------------------------------------
                                    Wayne P. Mang, Director

December 16, 2003                   C. Adams Moore*
                                    -----------------------------------------
                                    C. Adams Moore, Director

December 16, 2003                   J. Donald Wilson*
                                   -----------------------------------------
                                   J. Donald Wilson, Director

                                   * By:  /s/ Pamela G. Boone
                                          ----------------------------------
                                          Pamela G. Boone
                                          (Attorney in Fact)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT

    3.1        Amended  and  Restated   Certificate  of   Incorporation  of  the
               Registrant, as amended. (1)

    3.2        Amended and Restated By-laws of the Registrant, as amended. (2)

    3.3 Certificate of Designations of Rights, Preferences and Privileges of Series I Junior Participating Preferred Stock. (3)

    4.1 Shareholder Rights Agreement dated as of July 24, 1998 between the Registrant and Harris Trust and Savings Bank as Rights Agent.
               (4)

    4.2        Specimen certificate representing the common stock. (5)

    4.3 Indenture, dated as of June 9, 2003, between Maverick Tube Corporation and the Bank of New York.*

    4.4 Form of 4.00% Convertible Senior Subordinated Note due 2033 (included as Exhibit A of the Indenture filed as Exhibit 4.3).*

    4.5 Registration Rights Agreement dated as of June 9, 2003 by and among Maverick Tube Corporation and J.P. Morgan Securities, Inc., Jefferies & Co., Inc. and Raymond James & Associates, Inc.*

    4.6 Supplemental Indenture, dated as of October 24, 2003, between Maverick Tube Corporation and the Bank of New York.*

    5.1        Opinion of Gallop, Johnson & Neuman, L.C.*

    12.1 Statement regarding computation of ratios of earnings to fixed charges.

    15.1       Letter re: Unaudited Interim Financial Information.

    23.1       Consent of Ernst & Young LLP.

    23.2       Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit
               5.1).*

    24.1       Powers of Attorney.*

    25.1       Statement of Eligibility of Trustee on Form T.*

---------------------------

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

(3) Incorporated by reference to Exhibit 3.2 to the Registrant's Form S-3, File No. 333-87045.

(4) Incorporated by reference to Exhibit 1 to the Registrant's Form 8-A, File No. 000-30146.

(5) Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, File No. 33-37363.

* Previously filed.